                                                                   EXHIBIT 10.59

                                  LEASE

      LANDLORD:  KSK SCOTTSDALE MALL, L.P.
                 1798 FREBIS AVENUE
                 COLUMBUS OH 43206-3764

      TENANT:    SHONAC CORPORATION
                 4150 EAST FIFTH AVENUE
                 COLUMBUS, OHIO 43219

      PREMISES:  Approximately 26,069 square feet at
                 Erskine Village, South Bend, Indiana

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                                TABLE OF CONTENTS

                                                                             Page
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
SECTION 1.     PREMISES...................................................     1
SECTION 2.     TERM.......................................................     1
SECTION 3.     COMMENCEMENT DATE..........................................     1
SECTION 4.     RENEWAL OPTIONS............................................     2
SECTION 5.     MINIMUM RENT...............................................     3
SECTION 6.     PERCENTAGE RENT............................................     4
SECTION 7.     TITLE ENCUMBRANCES.........................................     5
SECTION 8.     RIGHT TO REMODEL...........................................     5
SECTION 9.     UTILITIES..................................................     6
SECTION 10.    GLASS......................................................     6
SECTION 11.    PERSONAL PROPERTY..........................................     6
SECTION 12.    RIGHT TO MORTGAGE..........................................     6
SECTION 13.    SUBLEASE OR ASSIGNMENT.....................................     7
SECTION 14.    COMMON AREAS...............................................     7
SECTION 15.    OPERATION OF COMMON AREAS..................................     7
SECTION 16.    COMMON AREA MAINTENANCE, TENANT'S SHARE....................     8
SECTION 17.    EMINENT DOMAIN.............................................     9
SECTION 18.    TENANT'S TAXES.............................................     9
SECTION 19.    RISK OF GOODS..............................................    10
SECTION 20.    USE AND OCCUPANCY..........................................    10
SECTION 21.    NUISANCES..................................................    11
SECTION 22.    WASTE AND REFUSE REMOVAL...................................    11
SECTION 23.    DESTRUCTION OF PREMISES....................................    12
SECTION 24.    LANDLORD REPAIRS...........................................    12
SECTION 25.    TENANT'S REPAIRS...........................................    13
SECTION 26.    COVENANT OF TITLE AND PEACEFUL POSSESSION..................    14
SECTION 27.    TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY...............    14
SECTION 28.    REAL ESTATE TAXES..........................................    17
SECTION 29.    TENANT'S INSURANCE CONTRIBUTION............................    18
SECTION 30.    FIXTURES...................................................    18
SECTION 31.    SURRENDER..................................................    18
SECTION 32.    HOLDING OVER...............................................    18
SECTION 33.    NOTICE.....................................................    18
SECTION 34.    DEFAULT....................................................    19
SECTION 35.    WAIVER OF SUBROGATION......................................    21
SECTION 36.    LIABILITY OF LANDLORD; EXCULPATION.........................    21
SECTION 37.    RIGHTS CUMULATIVE..........................................    22
SECTION 38.    MITIGATION OF DAMAGES......................................    22

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
SECTION 39.    SIGNS......................................................    22
SECTION 40.    ENTIRE AGREEMENT...........................................    22
SECTION 41.    LANDLORD'S LIEN - DELETED BY INTENTION.....................    23
SECTION 42.    BINDING UPON SUCCESSORS....................................    23
SECTION 43.    HAZARDOUS SUBSTANCES.......................................    23
SECTION 44.    TRANSFER OF INTEREST.......................................    24
SECTION 45.    ACCESS TO PREMISES.........................................    24
SECTION 46.    HEADINGS...................................................    24
SECTION 47.    NON-WAIVER.................................................    24
SECTION 48.    SHORT FORM LEASE...........................................    25
SECTION 49.    ESTOPPEL CERTIFICATE.......................................    25
SECTION 50.    TENANT'S REIMBURSEMENT.....................................    25
SECTION 51.    TENANT'S TERMINATION RIGHT:................................    25
SECTION 52.    NO BROKER:.................................................    26
SECTION 53.    UNAVOIDABLE DELAYS.........................................    26
SECTION 54.    TIMELY EXECUTION OF LEASE..................................    26
SECTION 55.    ACCORD AND SATISFACTION....................................    26
SECTION 56.    WAIVER OF JURY TRIAL.......................................    26
SECTION 57.    LEASEHOLD FINANCING........................................    27

LIST OF EXHIBITS:

EXHIBIT" A-1"  SITE PLAN
EXHIBIT "A-2"  LEGAL DESCRIPTION
EXHIBIT "B"    LANDLORD'S WORK
EXHIBIT "C"    TENANT'S WORK
EXHIBIT "D"    INTENTIONALLY DELETED
EXHIBIT "E"    EXISTING USE EXCLUSIVES AND PROHIBITED USES
EXHIBIT "F"    SIGNAGE
EXHIBIT "G"    TENANT IMPROVEMENTS
EXHIBIT "H"    LANDLORD'S AGREEMENT
EXHIBIT "I"    LANDLORD'S WAIVER
EXHIBIT "J"    RECOGNITION AND NON-DISTURBANCE AGREEMENT (FEE
               MORTGAGEE)
EXHIBIT "K"    FIRST AMENDMENT TO OPERATION AND EASEMENT AGREEMENT

                                      LEASE

      THIS AGREEMENT OF LEASE, made this _______ day of November, 2004, by and between KSK SCOTTSDALE MALL, L.P., a Delaware limited partnership (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and SHONAC CORPORATION, an Ohio corporation (hereinafter referred to as "Tenant") with offices at 4150 East Fifth Avenue, Columbus, Ohio 43219.

                                  WITNESSETH:

SECTION 1. PREMISES

      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises") in the shopping center commonly known as Erskine Village, in South Bend, County of St. Joseph and State of Indiana. Landlord owns a shopping center containing approximately 284,537 square feet of leasable space on approximately 35.0896 acres (hereinafter referred to as the "Shopping Center" or "Center"). The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A-l" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-2" attached hereto and made a part hereof. Landlord shall not change the configuration of the Shopping Center so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Tenant.

      (b) The demised premises shall have a ground floor area of approximately 26,069 square feet with approximate dimensions of 125' x 200'.

      (c) Landlord and Tenant acknowledge that for purposes of this Lease the Shopping Center shall not include the 12.48 acre parcel owned by Target and the
9.161 acre parcel to be owned by Kohl's, each of which is shown on the Site
Plan.

SECTION 2. TERM

      The term of this Lease shall be for a period of fifteen (15) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

      (a) As herein used, the phrase "commencement date" shall mean the earlier of: (i) the day Tenant opens for business in the demised premises, or (ii) ninety (90) days after Landlord has delivered to Tenant possession of the demised premises as same are to be substantially completed by Landlord and ready for occupancy, as in (b) below. Landlord agrees to deliver the demised premises to Tenant with Landlord's Work (as set forth on Exhibit "B", attached hereto and made a part hereof) completed between September 1, 2005 and November 1, 2005 (the "Delivery Period"). Landlord shall give Tenant notice (the "Estimated Delivery Notice") no later than July 1, 2005 of the status of Landlord's construction and the estimated date that Landlord shall deliver the Premises to Tenant with Landlord's Work substantially completed (the "Estimated Delivery Date"). Landlord may revise the Estimated Delivery Date any time prior to August 1, 2005 (the "Final Delivery Notice Date"), by which time Landlord shall have given Tenant a final notice (the "Final Delivery Notice") of a firm delivery date (the "Final Delivery Date") upon which the Landlord's Work shall be substantially completed and the demised premises delivered to Tenant. Upon the sending of the Final Delivery Notice, Landlord shall have no further right to modify the Final Delivery Date. However, if Landlord has not delivered a Final Delivery Notice by the Final Delivery Notice Date, then the Estimated Delivery Notice shall be the Final Delivery Notice and the Estimated Delivery Date shall be the Final Delivery Date. If Landlord does not deliver the demised premises to Tenant as required herein by December 1, 2005, Tenant may defer delivery until January 2, 2006. Subject to Tenant caused delay, if Landlord does not deliver the demised premises to Tenant thereafter on or before March 1, 2006, Tenant may terminate this Lease or defer delivery until June 1, 2006. In the event that the demised premises and Landlord's Work are not substantially completed and delivered to Tenant on or before the Final Delivery Date, the minimum rent due hereunder shall be adjusted so that, after the Rent Commencement Date, the Tenant shall receive a credit against minimum rent thereafter due Landlord equal to one (1) day of minimum rent for each day after the Final Delivery Date until delivery of the demised premises is made to Tenant consistent with the terms of this Lease, including substantial completion of the Landlord's Work. Tenant shall not be obligated to accept possession of the demised premises prior to the later of (a) substantial completion of Landlord's Work, (b) the first day of the Delivery Period and (c) the Final Delivery Date. Time is of the essence regarding all dates set forth in this Section 3(a).

      (b) Possession of the demised premises shall not be deemed to have been given to Tenant unless the demised premises are ready for the installation of Tenant's fixtures and finishing work by Tenant, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises, and until Landlord has substantially completed Landlord's Work. Tenant shall supply Landlord with Tenant's prototypical plans and specifications, and Landlord shall prepare plans and specifications for the demised premises at Landlord's expense, for Tenant's approval. All such Landlord's Work shall be done at Landlord's expense and in compliance with all applicable federal, state and local laws, rules, regulations and code requirements. Landlord shall obtain a certificate of occupancy or completion, permit or the local equivalent that is required for Landlord's Work at the demised premises as part of Landlord's Work.

      (c) Landlord and Tenant agree that they shall conduct a joint walk through of the demised premises approximately two (2) weeks prior to the Final Delivery Date to ascertain the status of Landlord's construction.

      (d) Prior to the date on which possession is delivered to Tenant as aforesaid, Tenant shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Landlord's construction activities. All work other than that to be performed by Landlord is to be done by Tenant within ninety (90) days after the date possession of the demised premises has been delivered to Tenant, at Tenant's expense in accordance with the provisions of this Lease and as set forth in the schedule entitled Description of Tenant's Work and attached hereto as Exhibit "C" and made a part hereof. All Tenant's Work shall be performed lien free by Tenant, in a good and workmanlike manner (employing materials of good quality) in compliance with all governmental requirements. In the event a mechanic's lien is filed against the demised premises or the Shopping Center on account of Tenant's Work, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

      (e) From the date upon which the demised premises are delivered to Tenant for its work until the commencement date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except Tenant's obligation to operate and pay minimum rent, percentage rent and "Tenant's Proportionate Share" (defined in Section 16(c) below) of "Maintenance Costs" (defined and provided for in Section 16(b) hereof "real estate taxes" (defined and provided for in Section 28(b) hereof) and insurance (provided for in Section 28 hereof). In the event Tenant fails to open for business within one hundred twenty (120) days after the date possession of the demised premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-three hundred sixty five thousandths (1/365) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

      (a) Provided Tenant has fully complied with all of the terms, provisions, and conditions on its part to be performed under this Lease and is not in default under this Lease, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the initial term of this Lease, extend such term for a period of five (5) years upon the same covenants and agreements as are herein set forth, except that the minimum rent during the first renewal term shall be increased to Thirty-five Thousand Eight Hundred Forty-four and 88/100 Dollars ($35,844.88) each month.

      (b) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its first option to renew hereunder, Tenant may, be giving written notice to the Landlord at least six (6) months on or before the expiration of the first extended term of this Lease, extend such term for an additional period of five (5) years upon the same covenants and agreements as the first extended term except that the minimum rent (as increased pursuant to Section 4(a) above) during this second renewal term shall be further increased to Thirty-nine Thousand Four Hundred Twenty-nine and 36/100 Dollars ($39,429.36) each month.

      (c) Provided Tenant has fully complied with all of the terms, provisions and conditions on its part to be performed under this Lease, is not in default under this Lease and has exercised its second option to renew hereunder, Tenant may, by giving written notice to the Landlord at least six (6) months on or before the expiration of the second extended term of this Lease, extend such term for an additional period of five (5) years upon the same covenants and agreements as the second extended term except that the minimum rent (as increased pursuant to Section 4(b) above) during this third renewal term shall be further increased to Forty-three Thousand Three Hundred Eighty-three and 16/100 Dollars ($43,383.16) each month. The initial term and any renewal term(s) are hereinafter collectively referred to as the "term".

SECTION 5. MINIMUM RENT

      (a) Tenant agrees to pay to Landlord, as minimum rent for the demised premises, equal consecutive monthly installments of Twenty-eight Thousand Two Hundred Forty-one and 42/100 Dollars ($28,241.42), commencing on the commencement date, and continuing on the first day of each calendar month during years one (1) through five (5) of the initial term of this Lease, monthly installments of Thirty Thousand Four Hundred Thirteen and 83/100 Dollars ($30,413.83) each calendar month during years six (6) through ten (10), and monthly installments of Thirty-two Thousand Five Hundred Eighty-six and 25/100 Dollars ($32,586.25) each calendar month during years eleven (11) through fifteen (15) of the initial term of this Lease. All such rental shall be payable to Landlord in advance, without prior written notice or demand and without any right of deduction, abatement, counterclaim or offset whatsoever (unless specifically permitted in this Lease). In no event shall Tenant have the right to offset more than twenty-five percent (25%) of minimum rent in any calendar month, and Tenant shall have no right to offset against any additional rent other than any percentage rent payable hereunder. As used in this Lease, the terms "minimum rent" and "minimum rental" mean the minimum rental set forth in this Section 5(a) as adjusted pursuant to Section 4 hereof. As used in this Lease, the terms "rent and "rental" mean minimum rental, percentage rental, additional rental and all other sums due and owing from Tenant to Landlord under this Lease.

      (b) If the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the minimum rental for such first or last fractional month shall be such proportion of the monthly minimum rental as the number of days in such fractional month bears to the total number of days in such calendar month.

      (c) Until further notice to Tenant, all rental payable under this Lease shall be payable to Landlord and mailed to Landlord at the address set forth in
Section 1 above.

      (d) In the event any sums required under this Lease to be paid are not received when due, then all such amounts shall bear interest from the due date thereof until the date paid at the rate of interest equal to two percent (2%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio (the "Interest Rate"), and shall be due and payable by Tenant without notice or demand, Tenant shall pay the foregoing interest thereon in addition to all default remedies of Landlord pursuant to Section 34 below.

      (e) Notwithstanding anything herein contained to the contrary, Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a) above, Two and 50/100 Dollars ($2.50) per square foot, payable in equal monthly installments of Five Thousand Four Hundred Thirty-one and 04/100 Dollars ($5,431.04), as the estimated monthly amount of Tenant's proportional share of Maintenance Costs (provided for in Section 16 hereof), real estate taxes (provided for in Section 28 hereof) and insurance (provided for in Section 29 hereof). Tenant's proportionate share of Maintenance Costs shall not exceed One Dollar ($1.00) per square foot in the first lease year.

SECTION 6. PERCENTAGE RENT

      (a) Beginning with the first lease year, Tenant shall pay to the Landlord, in addition to minimum rent, upon the conditions and at the times hereinafter set forth, percentage rent equal to two percent (2%) of Tenant's gross sales (as hereinafter defined) in excess of the number obtained by dividing (a) minimum rent for the applicable lease year by (b) the number .04. The annual percentage rent shall be paid by Tenant to the Landlord within ninety (90) days after the end of each lease year. Each such payment shall be accompanied by a statement signed by an authorized representative of Tenant setting forth Tenant's gross sales for such lease year. For purposes of permitting verification by the Landlord of the gross sales reported by Tenant, the Landlord shall have the right, not more than one (1) time per lease year, upon not less than five (5) business days notice to Tenant, to audit during normal business hours in Tenant's corporate office, Tenant's books and records relating to Tenant's gross sales for a period of two (2) years after the end of each lease year. If such an audit reveals that Tenant has understated its gross sales by more than three percent (3%) for any lease year, Tenant, in addition to paying the additional percentage rent due, shall pay the reasonable cost of the audit within thirty
(30) days of Tenant's receipt of Landlord's demand for the same and copies of all bills or invoices on which such cost is based.

      (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the Lease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rata basis, based upon the actual number of days in such lease year.

      (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross sales for such lease year.

      (d) The term "gross sales" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's gross sales, all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross sales shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

      (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross sales from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rental payable by Tenant, then Tenant shall pay to Landlord such additional percentage rental plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 7. TITLE ENCUMBRANCES

      Tenant's rights under this Lease are subject and subordinate to those title matters set forth in Landlord's owner's title commitment issued by Meridian Title Corporation, being Commitment No. 3554500, dated June 30, 2003, specifically including but not limited to the terms and conditions of a certain Operation and Easement Agreement between KSK Scottsdale Mall, L.P. and Target Corporation, recorded September 26, 2003, with the St. Joseph, Indiana County Recorder as Document No. 0361986. St. Joseph County Records, Indiana (as proposed to be amended by that certain First Amendment to Operation and Easement Agreement between Kohl's Indiana, L.P., Target Corporation and Landlord attached hereto as Exhibit "K", the "OEA"). Tenant agrees that it shall abide by the terms and conditions of the OEA.

SECTION 8. RIGHT TO REMODEL

      (a) Tenant may, at Tenant's expense, make repairs and alterations to the interior non-structural portions of the demised premises and remodel the interior of the demised premises, excepting structural and exterior changes, in such manner and to such extent as may from time to time be deemed necessary by Tenant for adapting to the demised premises to the requirements and uses of Tenant and for the installation of its fixtures, appliances and equipment. Any structural or exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. All plans for any structural alterations shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the demised premises. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Shopping Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Shopping Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, and Tenant fails to cure same within ten (10) days after notice thereof, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

      (b) All such work, including Tenant's Work pursuant to Exhibit "C" shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Shopping Center, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 9. UTILITIES

      (a) The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Landlord will, at Landlord's expense, separately meter utilities prior to delivery. Landlord shall provide, or cause to be provided, all such utility services to the premises during the term of this Lease. Tenant shall be responsible for all utility services and costs inside the premises. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

      (b) During the term hereof, whether the demised premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

      (c) Tenant will contract separately for removal of all trash and recyclables from the premises.

SECTION 10. GLASS

      The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable non-disturbance agreement. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

      (a) Tenant may assign Tenant's interest in this Lease or sublet all or any portion of the demised premises to a nationally or regionally recognized retailer customarily found in similar shopping centers without Landlord's consent. Any other assignment or subletting not specifically provided for in this Section 13 shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's review of the proposed assignee or subtenant shall be limited to business reputation, business experience, a retail use compatible with then existing tenant mix of Erskine Village, and financial ability to perform its obligations under this Lease or the proposed sublease, as the case may be. In any such event, Tenant shall remain fully and primarily liable hereunder. Tenant's right to assign or sublet shall be subject to any then existing exclusives or primary use exclusives for tenants leasing more than 20,000 square feet of space in the Shopping Center.

      Tenant may, without the consent of Landlord, (i) grant licenses and/or concessions within the demised premises or (ii) assign or sublet all or any portion of the demised premises to (a) any parent, affiliate or subsidiary corporation of Tenant; (b) a transferee or successor by merger, consolidation or acquisition of Tenant or its parent or subsidiary; or (c) a transferee with a good business reputation who is acquiring all or substantially all of the stores of the Tenant in the State of Indiana or the assets of the Tenant, its parent or subsidiary. Any such assignee or sublessee shall be bound by the terms of this Lease. Tenant shall deliver to Landlord in the ordinary course of its business an instrument whereby the assignee or entity succeeding to Tenant's interest hereunder agrees to be bound by the terms of this Lease.

      (b) Landlord may assign Landlord's interest in this Lease without the consent of Tenant (a) to any entity to which Landlord transfers its fee interest in the demised premises provided such entity (i) agrees in writing to be bound by all the terms of this Lease and (ii) such assignment is pursuant to a bona fide arm's length transaction not designed to reduce Landlord's liability or to otherwise exempt Landlord from any provision of this Lease or (b) subject to
Section 12, as security for any indebtedness undertaken by Landlord.

SECTION 14. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgment for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 15. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas; provided, however, that no such change shall materially adversely effect access to, visibility of or parking for the demised premises.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises, Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE

      (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 16(c) below) for the operation and maintenance of the common areas as set forth in Section 5(e), One Dollar ($1.00) per square foot, payable in equal monthly installments of Two Thousand One Hundred Seventy-two and 42/100 Dollars ($2,172.42) as the estimated monthly amount of Tenant's Proportionate Share of the "Maintenance Costs" (as defined in Section 16(c) below) for the operation and maintenance of the common areas.

      (b) The Maintenance Costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including worker's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of commercial general liability insurance and property insurance for property in the common areas which are not part of the building and/or demised premises; and (viii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all Maintenance Costs for such accounting year (all of the foregoing are collectively referred to herein as "Maintenance Costs").

      (c) Landlord shall maintain accurate and detailed records of all Maintenance Costs for the common areas in accordance with generally accepted accounting principles. For purposes of this Lease, "Tenant's Proportionate Share" shall be the product of the applicable cost or expense multiplied by a fraction, the numerator of which shall be the gross leasable area (expressed in square feet) of the demised premises and the denominator of which shall be the gross leasable area (expressed in square feet) of all leasable space in the Shopping Center. Tenant's Proportionate Share of the Shopping Center is presently nine and one hundred and sixty two thousands percent (9.162%), which amount is subject to change from time to time during the term of this Lease.

      (d) The actual amount of Tenant's Proportionate Share of all Maintenance Costs shall be computed by Landlord within one hundred eighty (180) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Maintenance Costs incurred during such accounting year and Tenant's Proportionate Share thereof (prorated for any partial lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). Any excess payments from Tenant shall be applied to the next installments of the Maintenance Costs hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's estimated monthly Maintenance Cost hereunder may be adjusted by written notice from Landlord. Notwithstanding anything contained in this Section 16 to the contrary, Landlord and Tenant agree that the actual amount of

Tenant's Proportionate Share of Maintenance Costs, excluding costs for snow and ice removal, shall not increase by more than five percent (5%) in any lease year over the previous lease year, and that Tenant's Proportionate Share of Maintenance Costs for the first lease year, excluding costs for snow and ice removal, shall not exceed One Dollar ($1.00) per square foot.

      (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of Maintenance Costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to Maintenance Costs during the prior two Lease years and to determine the amount of Maintenance Costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. Tenant agrees that no contingency fee auditors shall be employed by Tenant for the purpose of conducting any such audit. In the event that Landlord questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty
(30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated Maintenance Costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's Maintenance Costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. The entire award paid on account thereof shall be paid to the Landlord. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated and Tenant shall have no claim for any compensation on account of its leasehold interest. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment and Tenant shall have no claim for any compensation on account of its leasehold interest.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty (30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 18. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Lease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefore or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 20. USE AND OCCUPANCY

      (a) Tenant agrees to initially open and operate a DSW for the retail sales of shoes and other footwear in the demised premises, fully staffed and stocked and equivalent to other DSW stores operated by Tenant in the State of Indiana. The demised premises during the term of this Lease shall be occupied for the operating and conducting therein of a retail shoe store or any other lawful retail purpose. Any use other than a retail shoe store shall be consistent with the then existing character of the Shopping Center, and shall not violate those exclusives and prohibited uses set forth on Exhibit "E" attached hereto and made a part hereof, which are the exclusives and prohibited uses in effect for the Shopping Center as of the date hereof, for so long as and to the extent said exclusives and prohibited uses are still in full force and effect, as well as exclusives and prohibited uses hereafter granted for tenants leasing more than 20,000 square feet of space elsewhere within the Shopping Center, for so long as and to the extent said exclusives are still in full force and effect.

      (b) For so long as Tenant is continuously and regularly operating its business in the demised premises, Landlord will not lease any space within the Shopping Center or permit any space within the Shopping Center (to the extent Landlord has control) to be used by any person, persons, partnership or entity who devotes five percent (5%) or more of its selling area to the sale of footwear (the "Exclusive Use"). The foregoing limitation shall not apply to (i) typical shoe departments found in department stores, junior department stores, general merchandise and discount store, sporting goods stores and clothing retailers, such as Target, Marshalls, Kohl's, Old Navy, Finish Line and similar type stores; (ii) the existing tenants or their successors or assigns at the Shopping Center which presently have the right to sell shoes and other footwear, as set forth on Exhibit "E"; or (iii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant tenant the right to engage in the Exclusive Use where such tenant did not previously have that right).

      (c) Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned or left vacant and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenant's business conducted in the demised premises.

      Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first
(1st) lease year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of minimum rent and additional rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to (i) open and operate within ninety (90) days after delivery of the demised premises or (ii) operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant fails to open and operate as provided above or shall cease operating as provided above, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease, whereupon there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the demised premises. Provided, however, in the event Landlord has not so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the demised premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the demised premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

      (d) Landlord and Tenant agree that no space in the Shopping Center, including the demised premises, shall be used as a bowling alley, deep discount retailer, theater showing either film, television or the like or live entertainment, health club, bar, games/amusement room, indoor playground, adult bookstore or flea market.

      (e) Tenant agrees that the demised premises may not be used for the operation of a bingo parlor, bar, tavern, restaurant, cocktail lounge, adult book or adult video store (defined for the purposes hereof as a store devoting ten percent (10%) or more of its floor space to offering books and/or video materials for sale or for rent which are directed to or restricted to adult customers due to sexually explicit subject matter or for any other reason making it inappropriate for general use), adult theater or "strip-tease" establishment, mobile home park, trailer court, labor camp, junkyard, or stockyard, motel, hotel or other long term residential use, dumping, disposing, incineration or reduction of garbage, any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation, automotive maintenance or automotive repair facility, warehouse, car wash, pawn shop, check cashing service, establishment selling second hand goods, flea market, entertainment or recreational facility (as defined below), training or educational facility (as defined below); the renting, leasing, selling or displaying of any boat, motor vehicle or trailer; industrial or manufacturing purposes; a carnival, circus or amusement park; a gas station, facility for the sale of paraphernalia for use with illicit drugs, funeral home, blood bank or mortuary, gambling establishment, banquet hall, auditorium or other place of public assembly, second-hand or surplus store, gun range; the sale of fireworks; a veterinary hospital or animal raising facility; the storage of goods not intended to be sold from the Center; a video rental store, karate center, central laundry or dry cleaning plant, supermarket or any facility which is illegal or dangerous, constitutes a nuisance, emits offensive odors, fumes, dust or vapors or loud noise or sounds or is inconsistent with community oriented shopping centers. For the purposes of this Section 20(e), the phrase "entertainment or recreational facility" shall include, without limitation, a movie or live theater or cinema, bowling alley, skating rink, gym, health spa or studio, dance hall or night club, billiard or pool hall, massage parlor, health club, game parlor or video arcade (which shall be defined as any store containing more than five (5) electronic games) or any other facility operated solely for entertainment purposes (such as a "laser tag" or "virtual reality" theme operation). For the purposes of this Section 20(e), the phrase "training or educational facility" shall include, without limitation, a beauty school, nail salon, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees as opposed to customers.

SECTION 21. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed and insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 23. DESTRUCTION OF PREMISES

      (a) Landlord shall at all times during the term of this Lease carry property insurance on the building containing the demised premises, including the "Structural Portions" (defined in Section 24(a) below) and common utility lines up to the point they serve individual tenant's premises. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises or otherwise owned by Tenant. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

      (e) If Landlord is required or elects to repair and restore the demised premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business. Anything contained in this Section 23 to the contrary notwithstanding, Landlord's restoration and repair obligations under Section 23 shall in no event include restoration or repair of Tenant's Work or improvements.

SECTION 24. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural Portions" shall mean only the following: (vi) foundations; (vii) exterior walls except for interior faces); (viii) concrete slabs; (ix) the beams and columns bearing the main load of the roof; and (x) the floors (but not floor coverings).

      (b) Notwithstanding the provisions of Section 24(a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) HVAC unit(s), equipment and systems (including all components thereof) in the demised premises; (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, acts of terrorism, war or act of God; and (iv) damages caused to structure or building as a result of burglary or break-in. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Nevertheless, Landlord shall be obligated to replace all HVAC components as and when necessary so long as Tenant has fulfilled its obligations under
Section 25(a)(ii) below. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 23 and Section 17 respectively.

      (d) Landlord shall assign to Tenant all warranties covering all matters required by the terms hereof to be repaired and maintained by Landlord.

SECTION 25. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all HVAC unit(s), equipment and systems (including all components thereof) serving the demised premises; (iii) interior plumbing and sewage facilities;
(iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with National Fire Protection Association standards and current local and state fire protection standards to ensure property operation, and as required by
Section 27(b) below.

      (b) Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact Chuck Seall, Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 at (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, but excluding repairs or replacements that arise from (x) repairs, installations alterations, or improvements made by or for Tenant or anyone claiming under Tenant, or (y) the fault or misuse of Tenant or anyone claiming under Tenant, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant, at Tenant's sole cost and expense, shall replace all sprinkler heads due to repairs, installations, alterations, or improvements made by or for Tenant or anyone claiming under Tenant, the fault or misuse of Tenant or anyone claiming under Tenant, painting or environmental exposure from Tenant's operations. All other costs of maintaining the sprinkler system in the demised premises shall be paid by Tenant.

      (c) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with annual interest at the Interest Rate. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

      (d) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (e) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant under this Lease (including, but not limited to, Tenant's Work and/or alterations permitted under Section 8 of this Lease) so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking any such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and save Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of any such work.

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Section 12 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Lease.

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

      (a) Tenant's Property Insurance. Tenant agrees to procure and maintain during the demised term a property insurance policy written on the causes of loss-special form (also referred to as the special extended coverage form), or the most broad property insurance form then available, insuring against loss of, or damage to, Tenant's property, in, on or about the demised premises. Such property insurance shall include coverage (whether by additional policies, endorsements or otherwise): (i) against earthquake and flood; (ii) for plate glass; (iii) in an amount equal to the full insurable replacement cost, without deduction for depreciation; (iv) with an agreed valuation provision in lieu of, or in an amount sufficient to satisfy, any co-insurance clause; (v) against inflation (also known as inflation guard); (vi) for any costs due to ordinances or laws; and (vii) as Landlord may from time to time reasonably require Tenant to procure and maintain. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage and Tenant agrees that its property insurance policies required hereunder shall include a waiver of subrogation recognizing this release from liability.

      (b) Boiler and Machinery Insurance. Tenant agrees to maintain a comprehensive boiler and machinery policy on a full repair and replacement cost basis, and further in accordance with the requirements of Section 27(a)(iii)-(vi) above, with an admitted, reputable insurance carrier covering property damage as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or other electrical or mechanical apparatus within or servicing the demised premises, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. The deductible for property damage under such policy shall not exceed Five Thousand Dollars ($5,000.00) per occurrence.

      (c) Additional Tenant Insurance. Tenant's insurance required under Section (27(a) and (b) above shall also include business income coverage against any interruption (including utility interruption) in Tenant's business (whether direct, indirect, contingent or interdependent), including, but not limited to, coverage for Tenant's leasehold interests and obligations to continue paying all rental amounts hereunder, lost revenues and income, and extra expense. Such coverage should be for a period of at least twelve (12) months, with an extended period of indemnity of at least thirty (30) days. The deductible for such coverage may not exceed twenty-four (24) hours.

      (d) Tenant's Commercial General Liability Insurance. Tenant agrees to procure and maintain during the demised term commercial general liability insurance by a responsible insurance company or companies, with policy limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate, and $500,000.00 limits for fire and legal liability, insuring against liability for losses, claims, demands or actions for bodily injury (including death) and property damage arising from Tenant's conduct and operation of its business in and Tenant's use, maintenance and occupancy of, the demised premises and any areas adjacent thereto, or the acts or omissions of Tenant's employees and agents. Such commercial general liability policy may be written on a blanket basis to include the demised premises in conjunction with other premises owned or operated by Tenant but shall be written such that the required policy limits herein specifically apply on a per location basis to the demised premises. Tenant's commercial general liability insurance policy shall further provide:
(i) coverage for defense costs (in excess of policy limits); (ii) contractual liability coverage; (iii) cross-liability coverage; and, (iv) that Landlord, its shareholders, officers, directors, employees, and agents, are named as additional insureds such that (Y) Tenant's policy shall be the primary source of insurance for such additional insured and (Z) any liability policy carried by such additional insureds shall be in excess of, and will not contribute with or to, Tenant's commercial general liability insurance required to be maintained hereunder. At the time this Lease is executed and thirty (30) days prior to the expiration of such insurance policy, Tenant shall furnish to Landlord certificates of insurance evidencing the continuous existence during the term of this Lease of Tenant's commercial general liability insurance coverage, which certificates shall include attachment of additional insured endorsement, name any and all non-standard exclusions or limitations, and provide not less than thirty (30) days notice of cancellation or termination to Landlord (and any other additional insured, if applicable). All insurance companies must be licensed to do business in the state where the premises are located. Tenant shall further procure and maintain other liability insurance (including, but not limited to, liquor and pollution insurance) as Landlord may from time to time reasonably require.

      (e) Worker's Compensation. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      If Tenant hires contractors to do any improvements on the demised premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

      (f) Contingent Liability and Builder's Risk Insurance. With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional insured, in compliance with the additional insured requirements set forth in Section 27(d).

      (g) Landlord's Property Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a property insurance policy insuring all buildings (and building additions) improvements in the Center and in the demised premises, and Tenant's store building (including any permanent improvements to the demised premises paid for by the Tenant Reimbursement but excluding those items insured by Tenant as required under this Section 27) for all the hazards and perils normally covered by the Causes of Loss-Special Form. Said property insurance policy shall include endorsements for coverage against: (i) earthquake and flood (including, but not limited to, mud slide, flood hazard or fault area(s), as designated on any map prepared or issued for such purpose by any governmental authority); and
(ii) increased costs of construction and demolition due to law and ordinance. The foregoing property coverage shall be provided in amounts sufficient to provide one hundred percent (100%) of the full replacement cost of all buildings (and building additions) and other improvements in the Center and in the demised premises and Tenant's store building (including any permanent improvements to the demised premises paid for by Tenant Reimbursement but excluding those items insured by Tenant as required under this Section 27). If for any reason the Causes of Loss-Special Form is not customarily used in the insurance industry, then the property insurance policy then in effect shall at least provide coverage for the following perils: fire, lightning, windstorm and hail, explosion, smoke, aircraft and vehicles, riot and civil commotion, vandalism and malicious mischief, sprinkler leakage, sinkhole and collapse, volcanic action, earthquake or earth movement, and flood, and increased costs of construction and demolition due to law, ordinance and inflation. Neither Tenant nor any of its affiliates or subtenants shall be liable to Landlord for any loss or damage (including loss of income), regardless of cause, resulting from fire, flood, act of G-d or other casualty.

      (h) Landlord's Commercial General Liability Insurance. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained a commercial general liability policy, naming Landlord as an insured (and naming Tenant as an additional insured, said additional insured's coverage under Landlord's commercial general liability policy to be primary), protecting Landlord, the business operated by Landlord, and any additional insureds (including Tenant) against claims for bodily injury (including death) and property damage occurring upon, in or about the Center (other than the demised premises and those areas insured by other tenants at the Center), including Common Areas. Such insurance shall afford protection to the limits of not less than One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) annual aggregate, and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage for fire legal liability. All liability policies shall be written on an occurrence form unless such form is no longer customarily used in the insurance industry. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, the amount of such deductibles which may be charged to Tenant pursuant to Section 12.09 below may not exceed $0.20 per square foot of gross leasable area of the demised premises in any lease year.

      (i) Landlord's Umbrella. Commencing as of the Commencement Date, and thereafter throughout the term of this Lease, Landlord shall, at Landlord's sole cost and expense, provide and maintain or cause to be provided and maintained an umbrella liability insurance policy with a Ten Million Dollar ($10,000,000.00) minimum annual aggregate, which umbrella policy (or policies) shall list Landlord's commercial general liability policy required under this Section 27 and any other liability policy or policies carried by, or for the benefit of, Landlord as underlying policies. Said umbrella liability policy shall also name Tenant as an additional insured (said additional insured's coverage under Landlord's umbrella liability policy to be primary). All liability policies shall be written on an occurrence form unless such form is no longer customarily used in the insurance industry.

      (j) Tenant Indemnity. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease or, to the extent not required to be insured hereunder, the negligence of Landlord. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (k) Landlord Indemnity. Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or, to the extent not required to be insured hereunder, the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      (a) Tenant shall pay Tenant's Proportionate Share (as defined in Section 16(c) above) of any "real estate taxes" (defined in Section 28(b) below) imposed upon the Shopping Center that become due and payable during each lease year included within the period commencing with the commencement date and ending with the expiration of the term of this Lease. Tenant shall initially pay to landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of real estate taxes as set forth in Section 5(e) of One and 25/100 Dollars ($1.25) per square foot, payable in equal monthly installments of Two Thousand Seven Hundred Fifteen and 52/100 Dollars ($2,715.52) as the estimated amount of Tenant's Proportionate Share of real estate taxes. Within one hundred twenty (120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with an annual reconciliation of real estate taxes and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments from Tenant shall be applied to the next installments of real estate taxes hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty
(30) days after receipt of such reconciliation statement. Tenant's estimated monthly installment of real estate taxes payable hereunder may be adjusted by written notice from Landlord.

      (b) For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Shopping Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

      (c) Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      (d) The real estate taxes for any lease year shall be the real estate taxes that become due and payable during such lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this
Section 28.

      (e) Upon request, Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      (f) Should the State of Indiana or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this Section 28.

SECTION 29. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 16(c) above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Shopping Center, including the common areas, as set forth above in Section 16(b), for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord. Tenant's Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefore. Tenant shall initially pay to Landlord as additional rental, simultaneously with the payment of minimum rental called for under Section 5(a), the estimated monthly amount of Tenant's Proportionate Share of such insurance premiums as set forth in Section 5(e), of Twenty-Five Cents ($0.25) per square foot, payable in equal monthly installments of Five Hundred Forty-three and 10/100 Dollars ($543.10) as the estimated amount of Tenant's Proportionate Share of such insurance premiums. Within one hundred twenty (120) days after the end of each accounting year (which Landlord may change from time to time), Landlord shall provide Tenant with a reconciliation of the premiums for the insurance maintained by Landlord hereunder and a statement of the actual amount of Tenant's Proportionate Share thereof. Any excess payments from Tenant shall be applied to the next installments of insurance premiums payable by Tenant hereunder, or refunded by Landlord. Any underpayments by Tenant shall be paid to Landlord within thirty (30) days after receipt of such reconciliation statement. Tenant's monthly installment of insurance premiums payable hereunder may be adjusted by written notice from Landlord.

SECTION 30. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the initial term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Any consent, waiver, notice, demand, request or response thereto or other instrument required or permitted to be given under this Lease shall be given by overnight courier or by certified United States mail, return receipt requested, postage prepaid: (a) if to Landlord, at the address set forth in Section 1, with duplicate copies to (i) General Counsel, 1800 Moler Road, Columbus, Ohio 43207 and (ii) President, 1800 Moler Road, Columbus, Ohio 43207; and (b) if to Tenant, at the address set forth in Section 1 with duplicate copies to (i) General Counsel, 3241 Westerville Road, Columbus, Ohio 43224-3751 and (ii) Randall S. Arndt, Esq., Schottenstein Zox & Dunn, 250 West Street, Columbus, Ohio 43215. Either party may change its address for notices by notice in the manner set forth above, given at least thirty (30) days in advance. All such consents, waivers, notices, demands, requests or other instruments shall be deemed given upon receipt thereof or upon the refusal of the addressee to receive the same.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

            1. Tenant fails to pay any monthly installment of rent within ten
      (10) days after the same shall be due and payable, except for the first two (2) times in any consecutive twelve (12) month period, in which event Tenant shall have five (5) days after receipt of written notice of such failure to pay before such failure shall constitute a default;

            2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty (20) days and if Tenant commences such performance or cure within said twenty (20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

            3. If Tenant refuses to take possession of the demised premises as required pursuant to this Lease or abandons the demised premises for a period of thirty (30) days or substantially ceases to operate its business or to carry on its normal activities in the demised premises as required pursuant to this Lease.

            4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

            5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

            1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

            2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, without terminating Tenant's obligation to pay rent due hereunder, in which event (A): neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (B) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the demised premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and
      (C) notwithstanding a termination of this Lease, Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

            3. Upon termination of this Lease pursuant to Section 34(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Indiana, or by such other proceedings, including reentry and possession, as may be applicable.

            4. If the Tenant shall not remove all of Tenant's property from said demised premises as provided in this Lease, Landlord, at its option, may remove any or all of said property in any manner that Landlord shall choose and store same without liability for loss thereof, and Tenant will pay the Landlord, on demand, any and all reasonable expenses incurred in such removal and storage of said property for any length of time during which the same shall be in possession of Landlord or in storage, or Landlord may, upon thirty (30) days prior notice to Tenant, sell any or all of said property in such manner and for such price as the Landlord may reasonably deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the reasonable expenses of removal and sale.

            5. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

            6. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

            7. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provision of this Lease. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the demised premises after the termination of this Lease or after the giving of any notice shall reinstate, continue or extend the term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said demised premises, the Landlord may receive and collect any rent or other amounts due Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

      (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and/or equity and all such rights and remedies shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time without waiver thereof of any right or remedy provided or reserved to Landlord. No action or inaction by Landlord shall constitute a waiver of a default and no waiver of default shall be effective unless it is in writing, signed by the Landlord.

      (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      (e) Interest on Past Due Obligations: All monetary amounts required to be paid by Tenant or Landlord hereunder which are not paid on or before the due date thereof shall, from and after such due date, bear interest at the Interest Rate, and shall be due and payable by such party without notice or demand.

      (f) Tenant's Remedies. In the event of default by the Landlord with respect to the demised premises, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in curing such default within thirty (30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the demised premises are situated; provided, however, that any right of offset available to Tenant shall be subject to the provisions of Section 36 below.

SECTION 35. WAIVER OF SUBROGATION

      Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord and that all personal liability of Landlord to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, members or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Shopping Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders, members or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate.

      Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgment against twenty-five percent (25%) of all minimum rent and all percentage rental (but no other additional rent components) if not paid to Tenant by Landlord within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns.

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to use reasonable efforts to mitigate any damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 39. SIGNS

      No signs shall be placed on the demised premises by Tenant except as shall comply with all applicable governmental codes, restrictions of record in accordance with Section 7 above, sign criteria established by Landlord for the Shopping Center, and with the prior written consent of Landlord (not to be unreasonably withheld) after sign drawings have been submitted to Landlord by Tenant. Subject to the foregoing, Tenant shall have the right to install its prototypical signage and awnings on the front of the demised premises as described on Exhibit "F" attached hereto and made a part hereof. Landlord shall, at its sole cost and expense, construct, erect and maintain at the location(s) shown on the Site Plan, pylon sign(s) upon which Tenant's advertising panel shall be installed. Tenant's advertising panel shall be in the position and shall otherwise be as shown on Exhibit "F". Landlord hereby approves Tenant's advertising panel for the pylon sign(s) as shown on said Exhibit "F". Thereafter, throughout the term of this Lease, Tenant shall have continuous representation on (a) such pylon sign(s) and any replacement pylon sign(s) consistent with Exhibit "F" and (b) any new pylon signs erected at the Center, and Tenant shall have no worse representation on any such new pylon sign(s) than any other tenant of the Center leasing the same or less square feet of leasable space as Tenant.

SECTION 40. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      (a) During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising due to the breach of Tenant's obligations set forth in this Section. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises.

      (b) Landlord hereby represents and warrants that, except as set forth in that certain Phase I Environmental Site Assessment dated May 22, 2001, prepared by Tencon, Inc.: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances; (ii) to Landlord's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos- containing material in the demised premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

      (c) If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the demised premises (unless introduced by the Tenant, its agents or employees), and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the demised premises which, in the Tenant's reasonable judgment, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgment, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the demised premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

      (d) If any hazardous substances are discovered at the Shopping Center and such hazardous substances were introduced by the Tenant, its agents or employees or if any asbestos or asbestos containing material is discovered in the demised premises and such asbestos was introduced by the Tenant, its agents or employees, and removal, encapsulation or other remediation is required by applicable laws, the Tenant immediately and with all due diligence and at no expense to the Landlord shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Tenant shall repair and restore any damage caused thereby to the Shopping Center at its expense. Anything herein to the contrary notwithstanding, if in the Landlord's reasonable judgment, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Tenant within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects the normal business operations in the Shopping Center or the demised premises, then the Landlord may terminate this Lease by written notice to the Tenant within thirty (30) days after such 180 day period, which notice shall be effective on Tenant's receipt thereof.

SECTION 44. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord accruing subsequent to the date of such sale or transfer, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 45. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (a) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (b) exhibiting the demised premises for sale or mortgage financing; (c) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "for rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 47. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 48. SHORT FORM LEASE

      This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 49. ESTOPPEL CERTIFICATE

      Each party agrees that at any time and from time to time on ten (10) days prior written request by the other, it will execute, acknowledge and deliver to the requesting party a statement in writing stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as so modified is in full force and effect, and the dates to which the rent and other charges hereunder have been paid, and such other information as may reasonably re requested, it being intended that any such statements delivered pursuant to this Section may be relied upon by any current or prospective purchaser of or any prospective holder of a mortgage or a deed of trust upon or any interest in the fee or any leasehold or by the mortgagee, beneficiary or grantee of any security or interest, or any assignee of any thereof or under any mortgage, deed of trust or conveyance for security purposes now or hereafter done or made with respect to the fee of or any leasehold interest in the demised premises

SECTION 50. TENANT'S REIMBURSEMENT

      (a) Landlord shall pay Tenant Three Hundred Thousand Dollars ($300,000.00) (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the demised premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "G". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the demised premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts the Interest Rate and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest.

      (b) Notwithstanding anything to the contrary contained in this Lease, the Tenant Improvements shall, at all times during the term of this Lease and upon the expiration or earlier termination of this Lease, be the property of Landlord. Tenant shall not acquire any interest, equitable or otherwise, in any Tenant Improvement.

SECTION 51. TENANT'S TERMINATION RIGHT:

      In the event (i) that Tenant's gross sales (as defined in Section 6 of this Lease) shall be less than Five Million Two Hundred Thousand Dollars ($5,200,000.00) in either of the eighth (8th) or ninth (9th) lease years of the initial term hereof, and (ii) Tenant was open and operating for business for the Permitted Use during the Shopping Center's standard business days and hours during the eighth (8th) and ninth (9th) lease years (unless Tenant was not open and operating on account of casualty or condemnation), Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is thirty (30) days after the end of the ninth (9th) lease year, to send to Landlord a notice terminating this Lease as of the last day of the tenth (10th) lease year (the "Tenant's Termination Date"). In the event that Tenant shall so terminate this Lease in accordance with the provisions of this Section 51, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and effect as though said date was the scheduled expiration date of the term under this Lease. Notwithstanding the giving of such termination notice and Tenant's exercise of its termination right under this Section 51, Tenant shall perform and observe all of Tenant's obligations under this Lease through and including the Tenant's Termination Date and Tenant shall pay to Landlord, on or before the Tenant's Termination Date, the sum of One Hundred Thousand Dollars ($100,000.00). In the event Tenant exercises the termination right provided for in this Section 51, Landlord shall have the right, upon ten (10) days prior written notice, at Tenant's corporate headquarters, to examine Tenant's books and records relating to gross receipts at the demised premises, provided such right shall expire sixty (60) days after Tenant notifies Landlord of Tenant's exercise of Tenant's election to terminate the Lease pursuant to the provisions of this Section 51.

SECTION 52. NO BROKER:

      Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission to any broker. Each party shall indemnify and hold the other party harmless from and against any claim or demand by any broker or other person for bringing about this Lease who claims to have dealt with such indemnifying party, including all expenses incurred in defending any such claim or demand (including reasonable attorney's fees).

SECTION 53. UNAVOIDABLE DELAYS:

      In the event either party hereto (the "Delayed Party") shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, the unforeseen application of restrictive governmental laws or regulations, riots, insurrection, war, acts of terrorism or other reason of a like nature not the fault of the Delayed Party in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided that the Delayed Party notified the other party within fifteen (15) days of the Delayed Party being informed of the occurrence of the event causing such delay. The provisions of this Section 53 shall not operate to excuse either party from the payment of any rental or other monetary sums due under the terms of this Lease.

SECTION 54. TIMELY EXECUTION OF LEASE

      Landlord and Tenant agree that this Lease, and the parties' obligations hereunder, shall automatically be null and void and this Lease shall terminate automatically without further action of the parties if both parties do not execute this Lease and both parties have not received an original thereof within sixty (60) days after the date of execution hereof by the first party to execute this Lease.

SECTION 55. ACCORD AND SATISFACTION

      No payment by Tenant or receipt by Landlord of a lesser amount than the entire rent and all other additional rents and charges hereunder shall be deemed to be other than payment on account of the earliest stipulated rent and other additional rents and charges hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or other additional rent and charges be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent and other additional rents and charges or pursue any other right or remedy available to the Landlord.

SECTION 56. WAIVER OF JURY TRIAL

      The Landlord, Tenant any Guarantor(s) do hereby knowingly, voluntarily and intentionally waive the right to a trial by jury of any and all issues either now or hereinafter provided by law in any action or proceeding between the parties hereto, or their successors, arising directly or indirectly out of or in any way connected with this Lease or any of its provisions, the Tenant's use or occupancy of said premises and/or any claim for personal injury or property damage including, without limitation, any action to rescind or cancel this Lease, and any claim or defense asserting that this Lease was fraudulently induced or is otherwise void or voidable. It is intended that said waiver shall apply to any and all defenses, rights and/or counterclaims in any action or proceeding at law or in equity. This waiver is a material inducement for Landlord and Tenant to enter into this Lease.

SECTION 57. LEASEHOLD FINANCING

      (a) Tenant's Financing Rights. Landlord acknowledges and agrees that Tenant may from time to time during the term, without the consent of Landlord, mortgage or otherwise finance and encumber, whether by leasehold deed of trust or mortgage, collateral assignment of this Lease, lease/sublease-back, and/or assignment/leaseback, any and/or all of its leasehold estate hereunder, and property and rights in and to the demised premises granted to it under this Lease, as security for the payment of an indebtedness (any and all of which are herein referred to as a "Leasehold Mortgage" and the holder thereof is herein referred to as "Leasehold Mortgagee"). Any such Leasehold Mortgage shall be a lien only upon Tenant's leasehold estate hereunder and Tenant's interests in this Lease. Leasehold Mortgagee or its assigns may enforce such Leasehold Mortgage and acquire title to the leasehold estate and Tenant's interest in the Leased Premises in any lawful way, and in connection therewith Leasehold Mortgagee may take possession of and rent the demised premises.

      (b) Cooperation with Leasehold Mortgagee. Tenant shall notify Landlord (and any Fee Mortgagee, as hereinafter defined in Section 57(c) below), in the manner hereinafter provided for the giving of notice, of the execution of such Leasehold Mortgage and the name and place for service of notice upon Leasehold Mortgagee. Upon such notification of Landlord that Tenant has entered into a Leasehold Mortgage, Landlord hereby agrees for the benefit of such Leasehold Mortgagee, and upon written request by Tenant, to execute and deliver to Tenant and Leasehold Mortgagee: (i) the "Landlord's Agreement" containing terms substantially identical to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "H", and (ii) the "Landlord's Waiver" containing terms substantially identical to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "I". Landlord further agrees that it will comply with all of the covenants and obligations contained in said documents.

      (c) Fee Mortgagee. In the event that, at any time prior to the execution of this Lease and the recordation of the memorandum of lease in accordance with
Section 48 hereof, Landlord has mortgaged or otherwise encumbered the fee title to the Premises, and provided Tenant is not in default hereunder, Landlord shall deliver to Tenant, if the holder of any such mortgage or encumbrance (the "Fee Mortgagee") requests, a "Recognition and Non-Disturbance Agreement" containing terms substantially identical (including the terms set forth in Section 12(a) hereof regarding subordination of Lease) to the terms of the document so entitled attached hereto and made a part hereof as Exhibit "J", duly executed by such Fee Mortgagee.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

SIGNED AND ACKNOWLEDGED
IN THE PRESENCE OF:                    LANDLORD:

                                       KSK SCOTTSDALE MALL, L.P.
                                       a Delaware limited partnership

                                       By:   JUBILEE-SCOTTSDALE LLC
                                             an Ohio limited liability company
                                       Its:  General Partner

                                             By:  JUBILEE LIMITED
                                                  PARTNERSHIP,
                                                  an Ohio limited partnership
                                             Its: Member

                                                  By:  SCHOTTENSTEIN
                                                       PROFESSIONAL ASSET
                                                       MANAGEMENT
                                                       CORPORATION
                                                       a Delaware corporation
                                                  Its: General Partner

/s/ PAMELA PORTER
-------------------------------

Print Name: Pamela Porter

/s/ Michelle Jackson                              By: /s/ JAY SCHOTTENSTEIN
-------------------------------                       -------------------------

Print Name: Michelle Jackson                      Its: President & Chairman

                                       TENANT:

                                       SHONAC CORPORATION,
                                       an Ohio corporation

/s/ Melinda Holmes                     By: /s/ Timothy McDougall
-------------------------------           -------------------------

Print Name: Melinda Holmes

/s/ ROBENA SEALEY                      Its: Vice President of Real State
-------------------------------

Print Name: Robena Sealey

STATE OF OHIO      :
                   : SS.
COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 8th day of December, 2004, by Jay L. Schottenstein, of Schottenstein Professional Asset Management Corporation, a Delaware corporation, general partner of Jubilee Limited Partnership, member of Jubilee-Scottsdale LLC, an Ohio limited liability company, general partner of KSK-Scottsdale Mall, L.P., a Delaware limited partnership, for and on behalf of said limited partnership.

                                                     /s/ Michelle Jackson
                                                     ---------------------------
                                                     Notary Public

        [NOTARIAL SEAL]

    MICHELLE LYNCH JACKSON
 Notary Public, State of Ohio
My Commission Expires 09-30-06

STATE OF OHIO      :
                   : SS.
COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this 30 day of November, 2004, by Timothy McDougall, VP of Real Estate of Shonac Corporation, an Ohio corporation, for and on behalf of said corporation.

                                                /s/ Melinda Holmes
                                                --------------------------------
                                                Notary Public

                                                         MELINDA HOLMES
                                                MY COMMISSION EXPIRES ON 9/17/06
                                                   NOTARY PUBLIC-STATE OF OHIO

                                  EXHIBIT "A-l"

                                    SITE PLAN

                                   [SITE PLAN]

                                 EXHIBIT "A-2"

                      LEGAL DESCRIPTION OF SHOPPING CENTER

The KSK Parcel is described as follows:

PARCEL I: A PARCEL BEING PART OF THE NORTH HALF OF THE SOUTHWEST QUARTER OF
SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, CITY OF SOUTH BEND, CENTRE TOWNSHIP, ST. JOSEPH COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID QUARTER; THENCE SOUTH 89 degrees 54'37" EAST (BEARING ASSUMED) ALONG THE NORTH LINE OF SAID QUARTER, A DISTANCE OF 260.00 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTH LINE, A DISTANCE OF 1052.00 FEET; THENCE SOUTH 00 degrees 05'11" WEST, A DISTANCE OF 870.00 FEET; THENCE NORTH 89 degrees 59'16" EAST, A DISTANCE OF 53.00 FEET; THENCE SOUTH 00 degrees 04'32" WEST, A DISTANCE OF 150.00 FEET; THENCE SOUTH 89 degrees 55'20" EAST, TO THE WEST LINE OF SCOTTSDALE ADDITION, SECTION "A", A DISTANCE OF 484.86 FEET; THENCE SOUTH 00 degrees 25'08" EAST, ALONG SAID WEST LINE TO THE NORTH RIGHT-OF-WAY OF U.S. ROUTE 20 BYPASS, A DISTANCE OF 156.52 FEET; THE NEXT (8) CALLS BEING ON THE NORTH SAID RIGHT-OF-WAY; THENCE DEED: SOUTH 69 degrees 58'00" WEST, A DISTANCE OF 421.39 FEET, (MEASURED: SOUTH 70 degrees 28'36" WEST, 313.64 FEET AND SOUTH 70 degrees 27'31" WEST, 106.22 FEET) TO THE SOUTH LINE OF SAID NORTH HALF; THENCE ALONG SAID NORTH LINE, NORTH 89 degrees 52'45" WEST, A DISTANCE OF 1397.83 FEET; THENCE NORTH 0 degrees 05'50" EAST, ALONG THE EAST SIDE OF A TRACT PURCHASED BY I.D.O.T. FOR RIGHT-OF-WAY, A DISTANCE OT 788.54 FEET; THENCE NORTH 89 degrees 27'44" WEST, TO THE EAST RIGHT-OF-WAY LINE (COUNTY), A DISTANCE OF 19.84 FEET; THENCE ALONG THE SAID EAST RIGHT-OF-WAY LINE SOUTH 0 degrees 04'21" EAST A DISTANCE OF 788.69 FEET; THENCE NORTH 89 degrees 52'45" WEST, A DISTANCE OF 40.00 FEET TO THE WEST LINE OF SAID QUARTER SECTION; THENCE NORTH 00 degrees 00'00" EAST ALONG SAID WEST LINE, A DISTANCE OF 1046.67 FEET; THENCE SOUTH 89 degrees 54'26" EAST, A DISTANCE OF 260.00 FEET; THENCE NORTH 00 degrees 00'00" EAST, A DISTANCE OF 270.00 FEET TO THE POINT OF BEGINNING.

PARCEL II: A PARCEL OF LAND IN THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, DESCRIBED AS FOLLOWS, VIZ: BEGINNING ON THE WEST LINE OF SAID SECTION 30 AT A POINT 811 FEET, NORTH OF THE SOUTHWEST CORNER OF SAID SECTION; RUNNING THENCE NORTH A DISTANCE OF 508.8 FEET; THENCE EAST 1,787.41 FEET; THENCE SOUTH PARALLEL WITH THE WEST LINE OF SAID SECTION, 507.7 FEET; THENCE WEST 1,787.41 FEET TO THE PLACE OF BEGINNING.

EXCEPTING FROM SAID PARCEL II THE FOLLOWING DESCRIBED TRACTS:

TRACT I: A PART OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH; RANGE 3 EAST, ST. JOSEPH COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION; THENCE NORTH 0 degrees 28'44" WEST 1,145.44 FEET ALONG THE WEST LINE OF SAID SECTION TO THE SOUTHWEST CORNER OF THE REAL ESTATE AS DESCRIBED IN CAUSE NO. G-1397 IN THE CIRCUIT COURT OF ST. JOSEPH COUNTY, INDIANA; THENCE NORTH 89 degrees 38'00' EAST '30.00 FEET ALONG THE SOUTH LINE OF SAID REAL ESTATE AS DESCRIBED IN SAID CAUSE NO. G-1397 TO THE EAST BOUNDARY OF MIAMI HIGHWAY AND THE POINT OF BEGINNING OF THIS DESCRIPTION: (1) THENCE NORTH 89 degrees 38'00' EAST 27.21 FEET ALONG SAID SOUTH LINE; (2) THENCE SOUTH 0 degrees 23'00" EAST 198.40 FEET; (3) THENCE NORTH 81 degrees 29'18" EAST
162.54 FEET; (4) THENCE NORTH 3 degrees 13'00" WEST 40.00 FEET; (5) THENCE NORTHEASTERLY 328.34 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 1,759.86 FEET AND SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 81 degrees 26'18" EAST AND A LENGTH OF 327.87 FEET; (6) THENCE SOUTH 13 degrees 54'23" EAST
40.00 FEET; (7) THENCE NORTHEASTERLY 192.47 FEET ALONG AN ARC TO THE LEFT AND HAVING A RADIUS OF 1,799.86 FEET AND SUBTENDED BY A LONG CHORD HAVING

A BEARING OF NORTH 73 degrees 01'48' EAST AND A LENGTH OF 192.37 FEET; (8) THENCE NORTH 69 degrees 58'00" EAST 45.77 FEET; (9) THENCE NORTH 72 degrees 49'45" EAST 200.25 FEET; (10) THENCE NORTH 69 degrees 58'00. EAST 514.95 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION; (11) THENCE NORTH 89 degrees 38'00' EAST 336.68 FEET ALONG SAID SOUTH LINE TO THE NORTH CORNER OF LOT 186 AS SHOWN ON THE RECORDED PLAT OF SCOTTSDALE ADDITION, SECTION "D" IN THE PLAT 21, PAGE "S" IN THE OFFICE OF THE RECORDER OF ST. JOSEPH COUNTY, INDIANA; (12) THENCE SOUTH 0 degrees 23'44" EAST 113.22 FEET ALONG THE WEST LINE OF SAID LOT 186; (13) THENCE SOUTH 69 degrees 58'00" WEST
494.09 FEET; (14) THENCE SOUTH 71 degrees 00'59" WEST 545.86 FEET; (15) THENCE SOUTH 70 degrees 23'18" WEST 168.10 FEET TO THE SOUTH LINE OF THE OWNER'S LAND;
(16) THENCE SOUTH 89 degrees 42'05" WEST 619.10 FEET ALONG THE SOUTH LINE OF THE OWNER'S LAND TO THE EAST BOUNDARY OF MIAMI HIGHWAY; (17) THENCE NORTH 0 degrees 23'44" WEST 334.44 FEET ALONG THE BOUNDARY OF SAID MIAMI HIGHWAY TO THE POINT OF BEGINNING.

TRACT II: A PART OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, ST. JOSEPH COUNTY, INDIANA, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST COMER OF SAID SECTION; THENCE NORTH 0 degrees 28'44" WEST 1,257.40 FEET ALONG THE WEST LINE OF SAID SECTION TO THE NORTHWEST CORNER OF THE REAL ESTATE AS DESCRIBED IN CAUSE NO. G-1397 IN THE CIRCUIT COURT OF ST JOSEPH COUNTY, INDIANA; THENCE NORTH 89 degrees 38'00. EAST 30.00 FEET ALONG THE NORTH LINE OF SAID REAL ESTATE AS DESCRIBED IN CAUSE NO. G-1397 TO THE EAST BOUNDARY OF MIAMI HIGHWAY AND THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE NORTH 0 degrees 28'44" WEST 62.00 FEET ALONG THE BOUNDARY OF SAID MIAMI HIGHWAY TO THE SOUTH LINE OF THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SAID SECTION; THENCE NORTH 89 degrees 38'00. EAST 27.50 FEET ALONG SAID SOUTH LINE; THENCE SOUTH 0 degrees 23'00" EAST 62.00 FEET TO THE NORTH LINE OF SAID REAL ESTATE AS DESCRIBED IN SAID CAUSE NO. G-1397; THENCE SOUTH 89 degrees 38'00" WEST 27.40 FEET ALONG THE NORTH LINE OF SAID REAL ESTATE DESCRIBED IN SAID CAUSE NO. G-1397 TO THE POINT OF BEGINNING.

PARCEL III: RIGHTS AND BENEFITS OF A NON-EXCLUSIVE EASEMENT AS CREATED IN AN INSTRUMENT DATED SEPTEMBER 23, 1970 AND RECORDED SEPTEMBER 15, 1971 IN MISCELLANEOUS RECORD 265, PAGES 96-185, BOTH INCLUSIVE, AND DESCRIBED AS
FOLLOWS: A TRACT OF LAND SITUATED IN THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, ST. JOSEPH COUNTY, INDIANA, DESCRIBED AS FOLLOWS, VIZ: BEGINNING AT A POINT ON A LINE THAT BEARS, SOUTH 89 degrees 55'20" EAST 1,312 FEET EASTERLY FROM THE WEST QUARTER SECTION CORNER OF SAID SECTION 30; THENCE SOUTH 00 degrees 04'40" WEST 870 FEET; THENCE SOUTH 89 degrees 55'20" EAST 53 FEET; THENCE SOUTH 00 degrees 04'40" WEST 150 FEET; THENCE SOUTH 89 degrees 55'20" EAST 484.86 FEET TO THE WESTERN BOUNDARY OF THE PLAT OF SCOTTSDALE ADDITION, SECTION "A" AS RECORDED IN THE OFFICE OF THE RECORDER OF ST. JOSEPH COUNTY, INDIANA; THENCE NORTH 00 degrees 00'24" EAST 790.00 FEET; THENCE NORTH 89 degrees 55'20" WEST 199.99 FEET; THENCE NORTH 00 degrees 04'40" EAST 230 FEET; THENCE NORTH 89 degrees 55'20" WEST 337.98 FEET TO THE PLACE OF BEGINNING.

PARCEL IV: RIGHTS AND BENEFITS OF A NON-EXCLUSIVE EASEMENT AS CREATED IN AN INSTRUMENT DATED JUNE 1, 1973 AND RECORDED JULY 3, 1973 IN DEED RECORD 773, PAGES 278-289, BOTH INCLUSIVE AND DESCRIBED AS FOLLOWS: BEGINNING ON THE SOUTH LINE OF IRELAND ROAD 157.9 FEET WEST OF THE NORTHWEST COMER OF LOT 9 OF THE PLAT OF SCOTTSDALE ADDITION SECTION "A", SOUTH BEND, INDIANA; THENCE TO THE LEFT ON A CURVE HAVING A RADIUS OF 50.89 FEET AND LIMITED TO IN LENGTH OF A CHORD OF 55.4 FEET, TO A POINT 36.1 FEET SOUTH OF THE SOUTH LINE OF IRELAND ROAD; THENCE NORTH
36.1 FEET TO THE SOUTH LINE OF SAID IRELAND ROAD; THENCE EAST 42.1 FEET ALONG THE SAID SOUTH LINE OF IRELAND ROAD TO THE PLACE OF BEGINNING.

PARCEL V: A TRACT OF LAND SITUATED IN THE SOUTHWEST QUARTER (1/4) OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, ST. JOSEPH COUNTY, INDIANA DESCRIBED AS FOLLOWS, VIZ:

BEGINNING AT A POINT ON A LINE THAT BEARS SOUTH 89 DEGREES 55 MINUTES 20 SECONDS EAST 1312 FEET EASTERLY FROM THE WEST QUARTER SECTION CORNER OF SAID SECTION 30; THENCE SOUTH 00 DEGREES 04 MINUTES, 40 SECONDS WEST 870 FEET; THENCE SOUTH 89 DEGREES, 55 MINUTES 20 SECONDS EAST 53 FEET; THENCE SOUTH 00 DEGREES 04 MINUTES 40 SECONDS WEST 150 FEET; THENCE SOUTH 89 DEGREES 55 MINUTES 20 SECONDS EAST
484.86 FEET TO THE WESTERN BOUNDARY OF THE PLAT OF SCOTTSDALE ADDITION, SECTION "A" AS RECORDED IN THE OFFICE OF THE RECORDER OF ST. JOSEPH COUNTY, INDIANA; THENCE NORTH 00 DEGREES 00 MINUTES 24 SECONDS EAST 790.00 FEET; THENCE NORTH 89 DEGREES 55 MINUTES 20 SECONDS WEST 199.99 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 40 SECONDS EAST 230 FEET; THENCE NORTH 89 DEGREES 55 MINUTES 20 SECONDS WEST 337.98 FEET TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM THE LAND DESCRIBED AS FOLLOWS:

PART OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, CENTRE TOWNSHIP, CITY OF SOUTH BEND, ST. JOSEPH COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 30; THENCE SOUTH 89 DEGREES 55 MINUTES 20 SECONDS EAST ALONG THE NORTH LINE OF SAID SOUTHWEST QUARTER, A DISTANCE OF 1650.10 FEET; THENCE SOUTH 00 DEGREES 02 MINUTES 28 SECONDS EAST, A DISTANCE OF 40.00 FEET TO THE SOUTH RIGHT OF WAY LINE OF IRELAND ROAD AND POINT OF BEGINNING; THENCE CONTINUING SOUTH 00 DEGREES 02 MINUTES 28 SECONDS EAST ALONG THE WEST LINE OF A PARCEL OF LAND RECORDED UNDER DEED RECORD BOOK 801, PAGE 607 IN THE OFFICE OF RECORDER OF SAID COUNTY, A DISTANCE OF 189.23 FEET TO THE SOUTHWEST CORNER OF SAID PARCEL; THENCE SOUTH 89 DEGREES 47 MINUTES 07 SECONDS EAST, A DISTANCE OF 201.27 FEET TO THE WEST LINE OF SCOTTSDALE ADDITION SECTION A AS RECORDED IN PLAT BOOK 21, PAGE S-l, IN SAID RECORDER'S OFFICE; THENCE SOUTH 00 DEGREES 13 MINUTES 05 SECONDS WEST ALONG SAID SECTION A, A DISTANCE OF 790.05 FEET; THENCE SOUTH 00 DEGREES 58 MINUTES 09 SECONDS EAST ALONG SAID SECTION A, A DISTANCE OF 155.89 FEET TO THE NORTH RIGHT OF WAY LINE OF THE U.S. 20 BYPASS; THENCE SOUTH 70 DEGREES 20 MINUTES 06 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE, A DISTANCE OF 485.35 FEET; THENCE NORTH 19 DEGREES 32 MINUTES 29 SECONDS WEST, A DISTANCE OF 291.67 FEET; THENCE NORTH 45 DEGREES 12 MINUTES 45 SECONDS EAST, A DISTANCE OF 127.75 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 106.56 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 7.97 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 190.82 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 105.34 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 199.03 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 94.50 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 161.97 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 48 SECONDS WEST, A DISTANCE OF 117.66 FEET; THENCE NORTH 00 DEGREES 04 MINUTES 40 SECONDS EAST, A DISTANCE OF 276.76 FEET TO THE SOUTH RIGHT OF WAY LINE OF IRELAND ROAD; THENCE SOUTH 89 DEGREES 55 MINUTES 20 SECONDS EAST ALONG SAID SOUTH RIGHT OF WAY LINE, A DISTANCE OF 35.01 FEET; THENCE SOUTH 00 DEGREES 04 MINUTES 51 SECONDS WEST, A DISTANCE OF 264.32 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 507.99 FEET; THENCE NORTH 00 DEGREES 07 MINUTES 00 SECONDS WEST, A DISTANCE OF 263.63 FEET TO THE SOUTH RIGHT OF WAY LINE OF IRELAND ROAD; THENCE SOUTH 89 DEGREES 55 MINUTES 20 SECONDS EAST ALONG SAID SOUTH RIGHT OF WAY LINE, A DISTANCE OF 29.97 FEET TO THE POINT OF BEGINNING; SAID DESCRIBED TRACT CONTAINING 12.45 ACRES, MORE OR LESS.

                                   EXHIBIT "B"

                                 LANDLORD'S WORK

      To be agreed upon by Landlord and Tenant as soon as reasonably possible based upon Tenant's existing prototype.

                                   EXHIBIT "C"
                                  TENANT'S WORK

           Task Name                      Total Cost
-------------------------------------   -------------
Carpet (supplied by DSW and             $   35,000.00
installed by Landlord)
Exterior Store Signage                  $   28,000.00
Register Equipment                      $   22,500.00
Surveillance Camera Equipment           $   20,000.00
Installation all Carpentry              $   18,000.00
Tax (5.75)                              $   16,179.69
Phone System                            $   15,000.00
Corrugated Fixtures                     $   15,000.00
Tower of Power Rack on Wheels           $   15,000.00
Burglar Alarm System                    $   10,000.00
Mirror Benches                          $   10,000.00
Juno Track Lighting Accessories         $    8,500.00
Muzak Music System                      $    6,500.00
30' Best Flex Conveyor                  $    5,500.00
Left Register Counter                   $    4,500.00
Tile (VCT) (supplied by DSW and         $    4,500.00
installed by Landlord)
Locker Units                            $    4,500.00
Handbag H-Unit                          $    4,500.00
6' x 8' DSW Logo (supplied by DSW and   $    4,200.00
installed by Landlord)
14' x 16' Office Counter                $    4,200.00
Right Register Counter                  $    3,500.00
DSW Module Office Furniture             $    3,500.00
Tile (Ceramic) (supplied by DSW and     $    3,500.00
installed by Landlord)
Handbag Wall System                     $    3,200.00
Low Wood Display Tables                 $    2,500.00
High Wood Display Tables                $    2,500.00
Ceramic Entrance Logo (supplied by      $    2,100.00
DSW and installed by Landlord)
Power Lever door hardware (supplied     $    1,700.00
and installed by Landlord)
Breakroom Cabinet Package               $    1,500.00
Large Accessories Sign                  $    1,500.00
Counter Cache                           $    1,500.00
30" x 48" Shelves with rails            $    1,500.00
Wall Mirrors                            $    1,200.00
Right Register Counter ADA              $    1,200.00
Glass for Office                        $    1,200.00
Mat System for Entrance (supplied by    $    1,200.00
DSW and installed by Landlord)
Vacuum                                  $    1,200.00
DSW Safe                                $    1,000.00
Fushion Maple Slatwall                  $    1,000.00
U-Boat Carts                            $    1,000.00
Three Tier Round Table                  $      900.00
DSW Stock Ladder on Wheels              $      750.00
Straight 5 Hook Waterfalls              $      600.00
Chrome Chairs                           $      600.00
Promo Tables                            $      500.00
Stockroom Uprights                      $      500.00
Two Drawer File Cabinet                 $      450.00
Time Clock                              $      350.00
Locker Pad Locks                        $      350.00
Breakroom Chairs                        $      350.00
22" x 60" Black Floor Stand             $      350.00
Shoe Risers (sets of 3)                 $      300.00
Ladder                                  $      260.00
TV VCR Combo                            $      260.00

          Task Name                 Total Cost
-------------------------------   --------------
Two Wheeler                       $       250.00
Acrylic Shoe Prop                 $       200.00
Craftman Project Center           $       200.00
6" Slatwall Peghooks              $       160.00
Soap Dispenser (supplied and      $       120.00
installed by Landlord)
7" x 11" Acrylic Signholder       $       113.00
Coat Rack on Wheels               $       100.00
10"x 24" Glass Shelf              $        95.00
Desk Chair                        $        80.00
PETG Sign/Literature Holder       $        79.00
10" Slatwall Adj. Brackets        $        77.00
6' Folding Break Table            $        70.00
11" x 14" Acrylic Signholder      $        60.00
Toe Held Shoe Displayer           $        60.00
X-Braces                          $        50.00
Heel Held Shoe Displayer          $        48.00
3" x 47" Acrylic Lip              $        42.00
Receiving Door Decal              $        40.00
5 1/2" x 7" Plexi Signholder      $        39.00
End Support for Acrylic Lips      $        20.00
4" x 10" Display Shelf            $        18.00
Handbag Display Easel             $        15.00
Center Support for Acrylic Lips   $        14.00
7"x 11" Shovel Base               $        10.00
Glass Shelf Boot Clips            $         6.00
                                  $         0.00
                                  ==============
TOTAL                             $   300,000.00

                                   EXHIBIT "E"

                             EXISTING USE EXCLUSIVES

Hacienda Exclusive:

Neither Landlord nor any entity controlled by Landlord will use, lease (or permit the use, leasing or subleasing of) or sell any space in or portion of the Landlord's Property or any property contiguous to the Landlord's Property (including, without limitation, any property that would be contiguous or adjacent to the Landlord's Property but for any intervening road, street, alley or highway) owned or controlled now or at any time hereafter by Landlord or any affiliate of Landlord, to any restaurant serving primarily Mexican, Tex-Mex or southwestern-style cuisine, including, without limitation, Don Pablo's, Chi-Chi's, On the Border, Chevy's, Chili's, Qdoba, Carlos Kelly's and Cozymel's.

Radio Shack:

Landlord covenants that during the Lease Term, no space within the Shopping Center, other than the Demised Premises, or any adjacent property owned by Landlord, shall be used for (i) the retail sale or display of electronic equipment and components, including, but not limited to, all types of telecommunication and transmitting equipment, computers and related accessories, and audio/video equipment and accessories; or (ii) the connection, installation, sale, display or promotion of off-premises [internet, on-line, broadband, narrowband, DSL, cable modem, satellite access services, access devices or related goods, services, equipment, or accessories which enable or utilize connection to what is commonly known today as the "Internet" or any enhancement thereof or successor thereto (the "Protected Merchandise"). The foregoing limitation shall not apply to (i) any tenant occupying a single rentable area of 5,000 square feet or more; and (ii) any tenant located in the Shopping Center which is relocating within the Shopping Center.

Logan's:

Provided Tenant is open and operating a steakhouse or roadhouse restaurant, Landlord hereby covenants to not sell or lease any other parcel within the Shopping Center to a full-service, sit-down steakhouse or roadhouse restaurant specializing in grilled red meats, such as, but not limited to, "Outback", "Roadhouse Grille", "Texas Roadhouse", "Longhorn", "Lonestar", "Colton's", "Western Sizzlin" or "Golden Corral".

Lee's Nails:

For so long as Tenant is continuously and regularly operating its business in the demised premises, Landlord will not lease any space within the Shopping Center or permit any space within the Shopping Center (to the extent Landlord has control) to be used by any person, persons, partnership or entity whose primary business is providing nail services (the "Exclusive Use"). The foregoing limitation shall not apply to (i) any lease for space in excess of 15,000 square feet, or (ii) any day spa in excess of 4,500 square feet; or (iii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant tenant the right to engage in the Exclusive Use where such tenant did not previously have that right). Notwithstanding the foregoing, Landlord agrees not to lease retail areas "V", "W", "X" or "Z" (as shown on Exhibit "A" attached hereto) for the operation of a day spa.

                                  EXHIBIT "F"
                                    SIGNAGE

                            [DSW CONSTRUCTION PLAN]

                                        [SITE PLAN]

[HERSCHMAN ARCHITECTS]                ERSKINE VILLAGE                     [LOGO]

                                   FORMER SCOTTSDALE MALL
                                    SOUTH BEND, INDIANA

                                   EXHIBIT "G"

                              TENANT IMPROVEMENTS

        Task Name                         Total Cost
-------------------------------------   -------------
Carpet (supplied by DSW and             $   35,000.00
installed by Landlord)
Exterior Store Signage                  $   28,000.00
Register Equipment                      $   22,500.00
Surveillance Camera Equipment           $   20,000.00
Installation all Carpentry              $   18,000.00
Tax (5.75)                              $   16,179.69
Phone System                            $   15,000.00
Corrugated Fixtures                     $   15,000.00
Tower of Power Rack on Wheels           $   15,000.00
Burglar Alarm System                    $   10,000.00
Mirror Benches                          $   10,000.00
Juno Track Lighting Accessories         $    8,500.00
Muzak Music System                      $    6,500.00
30' Best Flex Conveyor                  $    5,500.00
Left Register Counter                   $    4,500.00
Tile (VCT) (supplied by DSW and         $    4,500.00
installed by Landlord)
Locker Units                            $    4,500.00
Handbag H-Unit                          $    4,500.00
6' x 8' DSW Logo (supplied by DSW and   $    4,200.00
installed by Landlord)
14' x 16' Office Counter                $    4,200.00
Right Register Counter                  $    3,500.00
DSW Module Office Furniture             $    3,500.00
Tile (Ceramic) (supplied by DSW         $    3,500.00
and installed by Landlord)
Handbag Wall System                     $    3,200.00
Low Wood Display Tables                 $    2,500.00
High Wood Display Tables                $    2,500.00
Ceramic Entrance Logo (supplied by      $    2,100.00
DSW and installed by Landlord)
Power Lever door hardware (supplied     $    1,700.00
and installed by Landlord)
Breakroom Cabinet Package               $    1,500.00
Large Accessories Sign                  $    1,500.00
Counter Cache                           $    1,500.00
30" x 48" Shelves with rails            $    1,500.00
Wall Mirrors                            $    1,200.00
Right Register Counter ADA              $    1,200.00
Glass for Office                        $    1,200.00
Mat System for Entrance (supplied       $    1,200.00
by DSW and installed by Landlord)
Vacuum                                  $    1,200.00
DSW Safe                                $    1,000.00
Fushion Maple Slatwall                  $    1,000.00
U-Boat Carts                            $    1,000.00
Three Tier Round Table                  $      900.00
DSW Stock Ladder on Wheels              $      750.00
Straight 5 Hook Waterfalls              $      600.00
Chrome Chairs                           $      600.00
Promo Tables                            $      500.00
Stockroom Uprights                      $      500.00
Two Drawer File Cabinet                 $      450.00
Time Clock                              $      350.00
Locker Pad Locks                        $      350.00
Breakroom Chairs                        $      350.00
22" x 60" Black Floor Stand             $      350.00
Shoe Risers (sets of 3)                 $      300.00
Ladder                                  $      260.00
TV VCR Combo                            $      260.00

        Task Name                    Total Cost
-------------------------------   --------------
Two Wheeler                       $       250.00
Acrylic Shoe Prop                 $       200.00
Craftman Project Center           $       200.00
6" Slatwall Peghooks              $       160.00
Soap Dispenser (supplied and      $       120.00
installed by Landlord)
7" x 11" Acrylic Signholder       $       113.00
Coat Rack on Wheels               $       100.00
10"x 24" Glass Shelf              $        95.00
Desk Chair                        $        80.00
PETG Sign/Literature Holder       $        79.00
10" Slatwall Adj. Brackets        $        77.00
6' Folding Break Table            $        70.00
11" x 14" Acrylic Signholder      $        60.00
Toe Held Shoe Displayer           $        60.00
X-Braces                          $        50.00
Heel Held Shoe Displayer          $        48.00
3" x 47" Acrylic Lip              $        42.00
Receiving Door Decal              $        40.00
5 1/2" x 7" Plexi Signholder      $        39.00
End Support for Acrylic Lips      $        20.00
4" x 10" Display Shelf            $        18.00
Handbag Display Easel             $        15.00
Center Support for Acrylic Lips   $        14.00
7" x 11" Shovel Base              $        10.00
Glass Shelf Boot Clips            $         6.00
                                  $         0.00
                                  ==============
TOTAL                             $   300,000.00

                                    EXHIBIT H

                              LANDLORD'S AGREEMENT

            THIS LANDLORD'S AGREEMENT (THIS "AGREEMENT") is made as of this ______day of______________________, 2004, by and among CERBERUS PARTNERS, L.P., a Delaware limited partnership, as collateral agent for the Term Loan Lenders and the Convertible Lender, and NATIONAL CITY COMMERCIAL FINANCE INC., an Ohio corporation and FLEET RETAIL FINANCE INC., a Delaware corporation, as collateral agents for the Revolving Credit Lenders (each as defined in Schedule A hereto) (in such capacity, together with its successors and assigns, "Mortgagee"). KSK SCOTTSDALE MALL, L.P., a Delaware limited partnership, ("LANDLORD"), and SHONAC CORPORATION, an Ohio corporation ("TENANT").

                                   WITNESSETH:

            WHEREAS, Tenant is the tenant and Landlord is the landlord under that certain lease more fully described on Schedule B attached hereto (as same may have or hereafter be amended, the "LEASE");

            WHEREAS, the Lease demises to Tenant, as tenant, certain premises more particularly described therein (the "PREMISES") located on certain land described on Schedule C attached hereto (the "CENTER");

            WHEREAS, the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders have extended credit (the "LOAN") to Tenant and certain affiliates of Tenant pursuant to the loan agreements described on Schedule A hereto;

            WHEREAS, the Loan is secured by, among other things, leasehold mortgages (collectively, the "LEASEHOLD MORTGAGE"; the Leasehold Mortgage, together with all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the "MORTGAGE") encumbering, among other things, Tenant's interest in the Premises;

            WHEREAS, Mortgagee has been engaged as a collateral agent with respect to the Lease and the Mortgage, among other things, by the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders;

            WHEREAS, Mortgagee and Landlord desire to confirm their understanding and agreement with respect to the Lease and the Mortgage; and

            WHEREAS, Tenant is executing this Agreement at the request of Landlord and Mortgagee to confirm Tenant's acknowledgment of, and agreement with, the provisions, terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee, Landlord and Tenant hereby agree and covenant as follows:

            1. (A) Anything in the Lease to the contrary notwithstanding, Landlord agrees that in the event of a default, act or omission by Tenant under the Lease that would give Landlord the right (whether immediately, after the lapse of a period of time, after notice or otherwise), to cancel or terminate the Lease or exercise any of its other rights or remedies under the Lease, including, without limitation, its right to obtain possession of the Premises, Landlord shall not exercise such right unless and until (i) Landlord has given written notice to Tenant of such default, act or omission, (ii) Mortgagee has been given notice as provided herein of such default, act or omission simultaneously with the notice given by Landlord as provided in subparagraph (1) above, and (iii) Mortgagee has failed to cure or remedy the default, act or omission within Tenant's cure period set forth in the Lease, with the understanding that such

Cure Period shall afford Mortgagee an opportunity to cure of at least ten (10) days from the date Mortgagee receives Landlord's notice (the "Cure Period"). Mortgagee shall have no obligation hereunder to remedy any such default, act or omission.

      (B) If Mortgagee (or its nominee or designee) shall succeed to the rights of Tenant under the Lease through possession, foreclosure action, assignment of the Lease in lieu of foreclosure, or otherwise, or another person purchases the leasehold estate in and to the Premises upon or following foreclosure of the Mortgage or assignment of the Lease in lieu of foreclosure, then, notwithstanding the terms of the Lease, at the request of Mortgagee (or its nominee or designee) or such purchaser (Mortgagee, its nominees and designees, and such purchaser, each being a "SUCCESSOR-TENANT"), and provided that such Successor-Tenant (i) shall pay to Landlord all unpaid rental due under the Lease, and (ii) shall cure all defaults existing under the Lease which are reasonably susceptible of being cured by Successor-Tenant, then Landlord shall recognize Successor-Tenant as Landlord's tenant under the Lease and shall promptly execute and deliver any instrument that Successor-Tenant may reasonably request to evidence such recognition as tenant under the Lease.

      Furthermore, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Tenant and Landlord, upon all terms, conditions and covenants as are set forth in the Lease, except that Successor-Tenant shall not be bound by any modification of the Lease unless such modification shall have been expressly approved in writing by Mortgagee. Mortgagee shall not unreasonably withhold, delay or condition its consent to any modifications of the Lease, provided such modifications do not (a) adversely affect Mortgagee's security interest in the Lease, (b) materially impair the financeability of the Lease or (c) materially impair the value of the Lease as collateral to Mortgagee.

            (C) In the case of termination of the Lease by reason of any default or for any other reason (including, but not limited to, rejection of the Lease in a bankruptcy proceeding), Landlord shall give prompt notice thereof to Mortgagee. Landlord, on written request of Mortgagee made any time within thirty
(30) days after the giving of such notice by Landlord, shall promptly execute and deliver a new lease (the "NEW LEASE") of the Premises to the Successor-Tenant for the remainder of the term of the Lease upon all the covenants, conditions, limitations and agreements contained in the Lease, provided that such Successor-Tenant (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid rental due under the Lease, (ii) shall cure all defaults existing under the Lease which are reasonably susceptible of being cured by Successor-Tenant, and (iii) shall not be bound by any modification of the Lease, except as set forth above.

            2. Landlord and Mortgagee agree that (i) the Lease cannot be cancelled or surrendered without the prior written consent of Mortgagee, and
(ii) amendments and/or modifications may be made to the Lease without Mortgagee's consent; provided, however, that no amendments and/or modifications may be made to the Lease which (a) adversely affect Mortgagee's security interest in the Lease, (b) materially impair the financeability of the Lease or
(c) materially impair the value of the Lease as collateral for the Mortgage, or
(d) materially decrease Tenant's rights or materially increase Tenant's obligations under the Lease.

            3. Landlord agrees that, notwithstanding the terms of the Lease, Landlord acknowledges and approves the Leasehold Mortgage and the amounts secured thereby and the terms and provisions thereof.

            4. Landlord represents and warrants as follows:

      (a) Landlord is the owner of the fee simple estate in the Premises, is the landlord under the Lease, and benefits from the easements, rights of way and other similar appurtenances described in the Lease, if any.

      (b) Tenant is the tenant under the Lease and to the best of Landlord's knowledge is the owner of the leasehold estate in the Premises.

      (c) The Lease is in full force and effect in accordance with its terms and has not been further assigned, supplemented, modified or otherwise amended except, to the best of Landlord's knowledge, as set forth in Schedule D attached hereto.

      (d) To the best of Landlord's knowledge, each of the obligations on Tenant's part to be performed to date under the Lease or under any other agreement described in Schedule D attached hereto have been performed, except as set forth in Schedule D attached hereto.

      (e) Landlord has full power and authority to enter into this Agreement, and perform all of its obligations hereunder, and neither the execution and delivery of this Agreement by Landlord nor the consummation of the transactions contemplated hereby will conflict with, result in a breach or termination of, or constitute a default under, the terms of any agreement to which Landlord is a party or by which it is bound.

            7. Any notice which may be given hereunder shall be personally delivered or delivered via a nationally recognized overnight courier (such as Federal Express), properly addressed to the party to receive such notice at the address of such party set forth below.

            To Mortgagee:             Cerberus Partners, L.P.
                                      450 Park Avenue, 28(th) Floor
                                      New York, New York 10022
                                      Attention: Mr. Lenard Tessler

            with a copy to:           Fleet Retail Finance Inc.
                                      40 Broad Street
                                      Boston, MA 02109

            with a copy to:           Schulte Roth & Zabel LLP
                                      900 Third Avenue
                                      New York, New York 10022
                                      Attention: Eric Asmundsson, Esq.

            To Landlord:              KSK Scottsdale Mall, L.P.
                                      1798 Frebis Avenue
                                      Columbus, Ohio 43206-3764

Each notice which shall be personally delivered or mailed in the manner described shall be deemed sufficiently given, served, sent, received or delivered for all purposes on the first business day following the day on which the notice is delivered to the addressee (with the affidavit of messenger being deemed conclusive evidence of such delivery) or on the first business day following the day on which delivery of such notice is refused by the addressee upon presentation. Any party may, from time to time, designate a different and/or additional address and/or person, to whom such notices shall be sent, by providing notice to the other parties in the manner set forth above. Notices by a party may be given by an attorney on behalf of that party.

            8. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term "Mortgagee" shall mean the then holder of the Mortgage. The term "Landlord" shall mean the then holder of the landlord's interest in the Lease. The term "Tenant" shall mean the then holder of the tenant's interest in the Lease. The term "person" shall mean an individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Mortgagee.

            9. EACH OF TENANT, LANDLORD AND MORTGAGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            10. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

            11. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

            12. If any provision under this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

                                  [END OF TEXT]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    LANDLORD:

                                    KSK SCOTTSDALE MALL, L.P.
                                    a Delaware limited partnership

                                    By:   JUBILEE -SCOTTSDALE LLC
                                          an Ohio limited liability company
                                    Its:  General Partner

                                          By:   JUBILEE LIMITED
                                                PARTNERSHIP,
                                                an Ohio limited partnership
                                          Its:  Member

                                                By:   SCHOTTENSTEIN
                                                      PROFESSIONAL ASSET
                                                      MANAGEMENT
                                                      CORPORATION
                                                      a Delaware corporation
____________________________________            Its:  General Partner
 Print Name:________________________

____________________________________            By:   __________________________
 Print Name: _______________________
                                                Its:  __________________________

                                    MORTGAGEE:

                                    CERBERUS PARTNERS, L.P.,
                                    a Delaware limited partnership,
                                    as collateral agent

                                    By:   ________________________
                                    Name:
                                    Title:

                                    NATIONAL CITY COMMERCIAL FINANCE
                                    INC., an Ohio corporation,
                                    as collateral agent

                                    By:   ________________________
                                    Name:
                                    Title:

                                    FLEET RETAIL FINANCE INC., a Delaware
                                    corporation, as collateral agent

                                    By:   ________________________
                                    Name:
                                    Title:

AGREED AND CONSENTED TO BY TENANT:

SHONAC CORPORATION,
an Ohio corporation

By: ________________________________
    Name:
    Title:

                      [Acknowledgements on following pages]

STATE OF ____________________     )
                                  :ss.:
COUNTY OF ___________________     )

            I certify that on_____________________, 2004,_____________________
personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person signed sealed, and delivered the attached document as a/the_____________________of_____________________, a(n)______________________;

      (b) this document was signed and made by such______________________as its voluntary act and deed by virtue of authority from [the/its] general partners.

                                             ___________________________________
                                             Notary Public

                                             My Commission Expires:
                                             ___________________________________

STATE OF ____________________     )
                                  :ss.:
COUNTY OF ___________________     )

            I certify that on______________________, 2004,_____________________
personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person signed sealed, and delivered the attached document as a/the_____________________of_____________________, a(n)______________________;

      (b) this document was signed and made by such______________________as its voluntary act and deed by virtue of authority from [the/its] general partners.

                                             ___________________________________
                                             Notary Public

                                             My Commission Expires:
                                             ___________________________________

STATE OF ____________________     )
                                  :ss.:
COUNTY OF ___________________     )

            I certify that on______________________, 2004,_____________________
personally came before me and this person acknowledged under oath, to my satisfaction, that:

      (a) this person signed sealed, and delivered the attached document as a/the_____________________of_____________________, a(n)______________________;

      (b) this document was signed and made by such______________________as its voluntary act and deed by virtue of authority from [the/its] general partners.

                                             ___________________________________
                                             Notary Public

                                             My Commission Expires:
                                             ___________________________________

                                   SCHEDULE A

                         Description of Loan Agreements

      1. Financing Agreement dated as of June 11, 2002, among Tenant, Value City Department Stores, Inc., an Ohio corporation which is the parent of Tenant (the "PARENT"), and certain other affiliates of Tenant named therein as borrowers, the subsidiaries of the Parent named therein as guarantors, the financial institutions from time to time party thereto (collectively, the "TERM LOAN LENDERS"), and Cerberus Partners, L.P. as agent for the ratable benefit of the Term Loan Lenders.

      2. Loan and Security Agreement dated as of June 11, 2002, among Tenant, the Parent and certain other affiliates of Tenant named therein as borrowers, the subsidiaries of the Parent named therein as guarantors, the financial institutions from time to time party thereto (collectively, the "REVOLVING CREDIT LENDERS"), and National City Commercial Finance, Inc. and Fleet Retail Finance Inc. as collateral agents for the ratable benefit of the Revolving Credit Lenders.

      3. Amended and Restated Convertible Loan Agreement dated as of June 11, 2002, among Parent, which is named therein as the borrower, Tenant and certain other affiliates of Tenant named therein as guarantors, the financial institutions from time to time party thereto (collectively, the "CONVERTIBLE LENDERS"), and Cerberus Partners, L.P. as agent for the ratable benefit of the Convertible Lenders, as amended by Amendment No. 1 to the Amended and Restated Convertible Loan Agreement dated as of June 11, 2002, among such parties.

                                   SCHEDULE B

                            Description of the Lease

                                   SCHEDULE C

                             Description of the Land

                                   SCHEDULE D

            Exceptions to Landlord's Representations and Warranties

                                     (None)

                                   EXHIBIT "I"

LANDLORD'S WAIVER

      _____________, 2004

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KSK-Scottsdale Mall, L.P., (the "LANDLORD") executes this waiver in favor of (a) National City Commercial Finance, Inc., an Ohio corporation with offices at 1965 E. Sixth Street, Cleveland, Ohio 44114, and Fleet Retail Finance, Inc., a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as collateral agents (in such capacity, herein the "COLLATERAL AGENTS") for the ratable benefit of the Revolving Credit Lenders (as hereinafter defined), (b) Cerberus Partners, L.P., a Delaware limited partnership with offices at 450 Park Avenue, New York, New York 10022, as agent (in such capacity, herein the "TERM LOAN AGENT") for the ratable benefit of the Term Loan Lenders (as hereinafter defined) and (c) Cerberus Partners, L.P., a Delaware limited partnership with offices at 450 Park Avenue, New York, New York 10022, as agent (in such capacity, herein the "SENIOR CONVERTIBLE AGENT") for the ratable benefit of the Senior Convertible Lenders (as hereinafter defined). The Collateral Agents, the Term Loan Agent and the Senior Convertible Agent are sometimes referred to herein, collectively, as the "AGENTS".

                                   WITNESSETH:

      WHEREAS, the Landlord owns real property located in South Bend, Indiana (the "LEASED PREMISES"), which real property the Landlord leases to Shonac Corporation, an Ohio corporation with offices at 4150 East Fifth Avenue, Columbus, Ohio 43219 (the "TENANT").

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Loan and Security Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "REVOLVING CREDIT LOAN AGREEMENT") among (i) the Tenant, (ii) the other Borrowers named therein (collectively, with the Tenant, the "REVOLVING CREDIT BORROWERS"), (iii) the Revolving Credit Lenders named therein (the "REVOLVING CREDIT LENDERS"), (iv) National City Commercial Finance, Inc., as Administrative Agent for the Revolving Credit Lenders and as Swing Line Lender, (v) the Collateral Agents, and (vi) National City Bank, as Issuer, the Revolving Credit Lenders have been requested to establish a revolving credit facility in favor of the Tenant and the other Revolving Credit Borrowers.

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Financing Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "TERM LOAN AGREEMENT"), among
(i) the Tenant, (ii) the other Borrowers named therein (collectively, with the Tenant, the "TERM LOAN BORROWERS"), (iii) certain subsidiaries of the Term Loan Borrowers named therein as guarantors, (iv) the financial institutions from time to time party thereto (collectively, the "TERM LOAN LENDERS"), and (v) the Term Loan Agent, the Term Loan Lenders have been requested to establish a term loan facility in favor of the Tenant and the other Term Loan Borrowers.

      WHEREAS, pursuant to the terms, and subject to the conditions, of that certain Amended and Restated Senior Convertible Loan Agreement dated as of June 11, 2002 (as such may be amended, modified, supplemented or restated hereafter, the "SENIOR CONVERTIBLE LOAN AGREEMENT"), among (i) Value City Department Stores, Inc., an Ohio corporation with offices at 3241 Westerville Road, Columbus, Ohio 43224-3751 (the "SENIOR CONVERTIBLE BORROWER"), (ii) the subsidiaries of the Senior Convertible Borrower named therein as guarantors,
(iii) the financial institutions from time to time party thereto (collectively, the "SENIOR CONVERTIBLE LENDERS"), and (iv) the Senior Convertible Agent, the Senior Convertible Lenders have been requested to establish a senior convertible loan facility in favor of the Senior Convertible Borrower.

      WHEREAS, loans and financial accommodations under the revolving credit facility, the term loan facility and the senior convertible facility will be secured by all of the Tenant's present and after acquired assets including, among other things, the Tenant's inventory and equipment (the "COLLATERAL") located and to be located upon the Leased Premises.

      WHEREAS, in order to induce the Revolving Credit Lenders to establish the revolving credit facility, the Term Loan Lenders to establish the term loan facility, and the Senior Convertible Lenders to establish the senior convertible facility, the Landlord hereby represents, warrants, covenants and agrees as follows:

      1. The Landlord has not given a notice to Tenant alleging a default under the Lease, and to the best knowledge of the Landlord, no event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute a default by Tenant under the Lease.

      2. The Landlord hereby waives any statutory or other lien of the Landlord against the Collateral.

      3. In the event of the exercise by any Agent of its rights upon default with respect to the Collateral, such Agent shall have reasonable time in which to repossess the Collateral from the Leased Premises, but in no event beyond the ninety (90) day period described in
            Section 5 below. In those circumstances, the Landlord will (a) cooperate with such Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral or (b) if requested by such Agent, permit the Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any other of Landlord's tenants.

      4. To the extent not paid or prepaid by the Tenant, any Agent occupying the Leased Premises shall pay the Landlord all minimum rent and additional rent in such amounts as required under the Lease from the date on which such Agent shall have taken possession of the Collateral on the Leased Premises (including the ninety (90) day period described below) until the date of the Agent's vacating the Leased Premises, it being understood, however, that the Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord.

      5. Prior to the Landlord's taking any action to terminate its lease with the Tenant or to evict the Tenant from the Leased Premises for breach of the lease, the Landlord shall give each of the Agents not less than thirty (30) days written notice of such action at the address set forth above, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if any Agent so elects, to cure such breach of the lease.

      This Agreement shall inure to the benefit of the Agents, each Revolving Credit Lender, each Term Loan Lender and each Senior Convertible Lender, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

Dated this the________day of_______________, 2004

LANDLORD:

KSK SCOTTSDALE MALL, L.P.
a Delaware limited partnership

By:   JUBILEE -SCOTTSDALE LLC
      an Ohio limited liability company
Its:  General Partner

      By:   JUBILEE LIMITED PARTNERSHIP,
            an Ohio limited partnership
      Its:  Member

            By:   SCHOTTENSTEIN PROFESSIONAL ASSET
                  MANAGEMENT CORPORATION
                  a Delaware corporation
            Its:  General Partner

                  By: ______________________________

                  Its: _____________________________

STATE OF OHIO      :
                   :SS.
COUNTY OF FRANKLIN :

      The foregoing instrument was acknowledged before me this______ day of November, 2004, by__________________, of Schottenstein Professional Asset Management Corporation, a Delaware corporation, general partner of Jubilee Limited Partnership, member of Jubilee-Scottsdale LLC, an Ohio limited liability company, general partner of KSK-Scottsdale Mall, L.P., a Delaware limited partnership, for and on behalf of said limited partnership.

                                             ___________________________________
                                             Notary Public

                                   EXHIBIT "J"

                    RECOGNITION AND NON-DISTURBANCE AGREEMENT
                                 (FEE MORTGAGEE)

      THIS RECOGNITION AND NON-DISTURBANCE AGREEMENT, dated as of _________________, 2004 (the "Agreement") is entered into by___________________, a ____________________, with a principal place of business at____________________(the "Fee Mortgagee") and CERBERUS PARTNERS, L.P., a Delaware limited partnership, as collateral agent for the Term Loan Lenders, the Revolving Credit Lenders and the Convertible Lenders (each as defined in Landlord's Agreement described in paragraph 2 below) (in such capacity, together with its successors and assignees) ("Leasehold Mortgagee").

      WHEREAS, KSK Scottsdale Mall, L.P., a Delaware limited partnership ("Landlord") is the owner of certain real property located at the Erskine Village Shopping Center, South Bend, Indiana, as more fully described on EXHIBIT A attached hereto (the "Shopping Center Parcel"); and

      WHEREAS, Landlord and Shonac Corporation, an Ohio corporation ("Tenant") have entered into a certain Lease Agreement, dated as of______________, 2004 (the "Lease") with respect to a portion of the Shopping Center Parcel commonly known as Erskine Village Shopping Center (the "Premises"); and

      WHEREAS, Leasehold Mortgagee has extended credit to Tenant pursuant to certain loan agreements secured by a Leasehold Mortgage granted by Tenant to Leasehold Mortgagee; and

      WHEREAS, the Fee Mortgagee is the holder of a certain [mortgage] [deed of trust], dated _____________, 20____ and recorded [INSERT PLACE AND DATE OF RECORDING AND ANY OTHER IDENTIFYING INFORMATION] (the "Fee Mortgage") on the Premises; and

      WHEREAS, pursuant to the terms of the Lease, Landlord is required to deliver to Tenant a Recognition and Non-Disturbance Agreement from the holder of any mortgage on Landlord's reversionary fee interest in the Premises; and

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. ASSENT TO LEASE. The Fee Mortgagee hereby acknowledges receipt of a full and complete copy of the Lease and does hereby assent to the Lease and to all of the terms and provisions thereof.

2. RECOGNITION AND NON-DISTURBANCE. The Fee Mortgagee hereby agrees to be bound by all of the terms and conditions of the Lease and of the Landlord's Agreement, attached hereto as EXHIBIT B, in the event the Fee Mortgagee becomes the owner of Landlord's fee interest in the Premises by reason of foreclosure, deed in lieu of foreclosure or otherwise.

3. WARRANTIES AND REPRESENTATIONS. The Fee Mortgagee hereby warrants and represents as follows:

      (a) The Fee Mortgagee (unless a natural person), is a duly organized, validly existing entity organized and in good standing under the laws of__________________and duly qualified to do business and in good standing under the laws of _________________, has all requisite power and authority to conduct its business and to own its property as now conducted or owned and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

      (b) This Agreement has been authorized by all requisite entity action and constitutes the Fee Mortgagee's legal, valid and binding obligations in accordance with the terms thereof, subject to bankruptcy and insolvency and similar laws of general application affecting the rights and remedies of creditors and with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which proceedings therefor may be brought.

      (c) The performance by the Fee Mortgagee of the obligations of the Fee Mortgagee hereunder does not and shall not constitute a violation of any law, order, regulation, contract, organizational document or agreement to which Fee Mortgagee is subject or by which Fee Mortgagee or the property thereof is or may be bound.

4. NO ORAL CHANGE. No provision of this Agreement may be changed, waived, discharged or terminated or relieved by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver or discharge or termination is sought.

5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each party hereto and its, his or their respective successors, assigns, heirs and personal representatives.

6. PARTIAL INVALIDITY. Each of the provisions hereof shall be enforceable against the Fee Mortgagee to the fullest extent now or hereafter not prohibited by applicable law. The invalidity or unenforceability of any provision hereof shall not limit the validity or enforceability of each other provision hereof.

7. JOINT AND SEVERAL. The obligations of Fee Mortgagee and of its, his, her or their respective successors, assigns, heirs and personal representatives shall be and remain joint and several.

8. COUNTERPARTS. This Recognition and Non-Disturbance Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

                         [SIGNATURES ON FOLLOWING PAGES]

      Witness the execution hereof as an instrument under seal as of the date first set forth above.

                                                FEE MORTGAGE:
                                                ________________________________
                                                By:   __________________________
                                                Name: __________________________
                                                Title:__________________________

STATE OF                     :
                             :ss.
COUNTY OF                    :

      The foregoing instrument was acknowledged before me this ________ day of ___________________, 2004, by ________________________________,
___________________of_______________, a(n)_________________, for and on behalf of said_______________.

                                             ___________________________________
                                             Notary Public

                                                LEASEHOLD MORTGAGEE:
                                                CERBERUS PARTNERS, L.P.

                                                By:   __________________________
                                                Name: __________________________
                                                Title:__________________________

STATE OF                     :
                             :ss.
COUNTY OF                    :

      The foregoing instrument was acknowledged before me this ________ day of ___________________, 2004, by ________________________________,
___________________of CERBERUS Partners, L.P., a Delaware limited partnership, for and on behalf of said limited partnership.

                                             ___________________________________
                                             Notary Public

                                    EXHIBIT A

                 (TO RECOGNITION AND NON-DISTURBANCE AGREEMENT)

                  LEGAL DESCRIPTION OF SHOPPING CENTER PARCEL

                                    EXHIBIT B

                 (TO RECOGNITION AND NON-DISTURBANCE AGREEMENT)

                          [ATTACH LANDLORD'S AGREEMENT]

                                   EXHIBIT "K"

                               FIRST AMENDMENT TO
                        OPERATION AND EASEMENT AGREEMENT

      THIS FIRST AMENDMENT TO OPERATION AND EASEMENT AGREEMENT (this "First Amendment") is made and entered into as of the__________________day of___________________, 2004, by and between TARGET CORPORATION, a Minnesota corporation ("Target"), KOHL'S INDIANA, L.P., a Delaware limited partnership ("Kohl's"), and KSK - SCOTTSDALE MALL, L.P., a Delaware limited partnership ("Developer").

                                   WITNESSETH:

      WHEREAS, Target and Developer entered into a certain Operation and Easement Agreement dated June 30, 2003, and recorded September 26, 2003, with the St. Joseph, Indiana County Recorder as Document No. 0361986 (the "OEA"); and

      WHEREAS, Developer has conveyed to Kohl's that real property legally described on Exhibit F attached hereto and depicted on Exhibit X-1 attached hereto (the "Kohl's Parcel"); and

      WHEREAS, Developer, Target, and Kohl's desire to amend the OEA as more particularly set forth in this First Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Developer, Target and Kohl's hereby agree to amend the OEA as follows:

      1. RECITALS; CONFLICT OR INCONSISTENCY. The Parties hereto agree that the Recitals are true and correct and hereby incorporated by reference. In the event of any conflict or inconsistency between the provisions of this First Amendment and the provisions of the OEA, the provisions of this First Amendment shall control. Unless otherwise defined herein, all capitalized terms in this First Amendment shall have the meanings respectively.

      2. APPROVING PARTY. Section 1.1 of the OEA is hereby deleted and the following language is hereby substituted therefor:

      "'Approving Party' shall mean the Party designated from time to time to make certain decisions and/or give certain approvals pursuant to the terms of this OEA. There shall be one (1) Approving Party representing the Developer Parcel, one (1) Approving Party representing the Target Parcel and one (1) Approving Party representing the Kohl's Parcel. Each Approving Party shall have absolute discretion to make the decisions and/or give the approvals expressly designated to be made and/or given on behalf of the real estate represented by such position regardless of whether the Approving Party then owns all or less than all of the Developer Parcel, the Target Parcel or the Kohl's Parcel, as the case may be. The Party designated as Approving Party for the Developer Parcel shall have the right to assign such status to any other Party owning a Tract (defined in Section 1.18 below) within the

      Developer Parcel; provided, however, if such assignment is not made in writing, then the status of Approving Party for the Developer Parcel shall automatically be deemed assigned to the Party acquiring the last portion of the Developer Parcel owned by the Party then holding the status of Approving Party for the Developer Parcel. The Party designated as Approving Party for the Target Parcel shall have the right to assign such status to any other Party owning a Tract within the Target Parcel; provided, however, if such assignment is not made in writing, then the status of Approving Party for the Target Parcel shall automatically be deemed assigned to the Party acquiring the last portion of the Target Parcel owned by the Party then holding the status of Approving Party for the Target Parcel. The Party designated as Approving Party for the Kohl's Parcel shall have the right to assign such status to any other Party owning a Tract within the Kohl's Parcel; provided, however, if such assignment is not made in writing, then the status of Approving Party for the Kohl's Parcel shall automatically be deemed assigned to the Party acquiring the last portion of the Kohl's Parcel owned by the Party then holding the status of Approving Party for the Kohl's Parcel. Developer shall be the initial Approving Party for the Developer Parcel; Target shall be the initial Approving Party for the Target Parcel; and Kohl's shall be the initial Approving Party for the Kohl's Parcel."

      3. FLOOR AREA. In the fifth line of Section 1.6 of the OEA, the word "mezzanine" is hereby added before the word "multi-deck", and in the sixth line of Section 1.6 of the OEA, the phrase "or trade fixtures" is hereby added after the word "merchandise".

      4. PRIMARY BUILDING AREA. Section 1.15 of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "Primary Building Area" shall mean collectively the Building Areas designated as such on the Site Plan, including the Building Areas on the Target Parcel, the Developer Parcel and the Kohl's Parcel."

      5.    UTILITY LINES.

            (a) The third sentence of Section 1.9 of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "'Separate Utility Lines' shall mean those Utility Lines which are installed to provide the applicable service to the Developer Parcel, the Target Parcel or the Kohl's Parcel."

            (b) In the first line of the second paragraph of Section 2.2(C) of the OEA, the phrase "Target and Developer" is hereby deleted and the phrase "Target, Developer and Kohl's" is hereby substituted therefor.

            (c) Clause (i) of Section 2.2(C) of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "Sanitary sewer and water (fire and domestic) loops around the Primary Building Area; all costs relating to the operation, maintenance, relocation, replacement and/or abandonment thereof shall be allocated to each Party owning a Tract within the Primary Building Area as follows: 27.7% to the Target Parcel, 19.8% to the Kohl's Parcel and 52.5% to the Developer Parcel."

      6. SIGN EASEMENT. Section 2.4 of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "(A) Target Monument Sign. Developer hereby grants and conveys to Target, its successors and assigns as the owner of the Target Parcel, a perpetual easement for the construction, reconstruction, replacement, operation, maintenance and repair of a sign structure, including the right and privilege to place thereon or affix thereto identification panels (collectively, the Target Monument Sign") over, under, upon and across that portion of the Developer Parcel identified on the Site Plan as the "Target Monument Sign Area", together with reasonable access over, under, upon, through and across the Developer Parcel to install, replace, maintain, repair and operate a Separate Utility Line pursuant to the terms and conditions set forth in Section 2.2 above in order to provide the Target Monument Sign with power. Target shall cause the Target Monument Sign to be maintained at its sole cost and expense pursuant to Governmental Requirements, in a safe condition and good state of repair. If the Target Monument Sign Area is no longer available for freestanding sign purposes because of a condemnation or any Governmental Requirements, the owner of the Tract upon which the Target Monument Sign was located shall designate a replacement Target Monument Sign Area with comparable visibility as close to the original location as reasonably possible. Target shall be entitled to receive any condemnation or other award paid relating to the displaced sign structure, including any relocation benefits, and at its election, Target may cause a new sign structure to be constructed within the replacement Target Monument Sign Area. The foregoing easement, together with the rights included therewith, shall be for the benefit of and appurtenant to the Target Parcel and shall be binding on, enforceable against and burden the Developer Parcel. Target shall have the right to release the easement, and upon such release Target shall remove its panels and thereafter have no further rights, duties or responsibilities with respect to the Target Monument Sign Area and/or the Target Monument Sign.

            (B) Pylon Sign A and Pylon Sign C. The Parties intend to erect sign structures identified as Pylon Sign A and Pylon Sign C within those portions of the Developer Parcel identified on the Site Plan as "Pylon Sign A Area" and "Pylon Sign C Area", respectively, upon which certain identification panel(s) may be installed, replaced, maintained and operated. Initially, the design of each sign structure and the allocation of space for the various panel areas thereon is shown on Exhibit C-1 attached hereto; provided, however, that another sign structure design may be approved either during the term of this OEA by the Approving Parties and the Persons entitled to place identification panels thereon, or following the expiration of this OEA, by the Persons that are entitled to place identification panels on the applicable sign structure. Each Person attaching an identification panel to the sign structure shall cause such identification panel (including any backlit lighting) to be maintained at its sole cost and expense pursuant to Governmental Requirements, in a safe condition and good state of repair.

            The maintenance and/or replacement of Pylon Sign A and/or Pylon Sign C shall be performed by a Person designated by the majority of the Persons entitled to place identification panels thereon and such costs shall be allocated to each Person entitled to place identification panels on the respective sign structures based on panel area allocated to each, even if such identification panel area is not used; the Parties initially designate Operator to perform such maintenance. If either Pylon Sign A Area or Pylon Sign C Area is no longer available for freestanding sign purposes because of a condemnation or any Governmental Requirements, the owner of the Developer Parcel shall designate a replacement sign area with comparable visibility as close to the original location as is reasonably possible. The Person designated by the majority of the Persons entitled to place identification panels on the affected sign structure shall be entitled to receive any condemnation or other award paid relating to the displaced sign structure, including any relocation benefits, and such Person shall cause a new sign structure to be constructed in the replacement sign structure area in accordance with the design criteria then applicable. If the award received for the sign structure is less than the cost to replace it, then the Persons entitled to place identification panels thereon shall pay the deficiency based on the panel area allocated to each, even if such identification panel area is not used. The award (whether paid separately or as part of a lump sum) attributable to each identification panel taken shall belong to the owner thereof.

            Developer shall have the right to grant easements for the identification panel area specified on Exhibit C-1 for Pylon Sign A and Pylon Sign C. Each such grant shall (a) automatically incorporate therein the provisions set forth above in the preceding two (2) paragraphs, (b) recognize any prior panel easement grant, particularly the grants to Target and Kohl's specified below, and
            (c) specify which identification panel area on the sign structure is the subject of the panel easement grant. Developer shall deliver a copy of the recorded easement to Target, Kohl's and each other Person holding a prior identification panel easement right with respect to the sign structure. All panel areas on the sign structure not granted by Developer to others by easement are specifically reserved to Developer, subject to the restrictions set forth in
            Section 5.3.

            Developer hereby grants and conveys to Target, Kohl's and their respective successors and assigns as the owners of the Target Parcel and the Kohl's Parcel, respectively, a perpetual easement for the right and privilege to place or affix identification panel(s) of the size and in the area (both sides of structure) shown on Exhibit C-1 to Pylon Sign A and Pylon Sign C; the easement grant shall include reasonable access over, across and upon the Developer Parcel to permit such identification panel(s) to be installed, replaced, maintained and operated. In the event either of the sign structures is not erected and maintained by Developer during the term of this OEA, or at any time thereafter, then the aforesaid easement grant to Target and Kohl's shall also include the right for Target and/or Kohl's to construct, reconstruct, replace, maintain and operate the sign structure within the applicable area, together with reasonable access over, under, upon, through and across the Developer Parcel to install, replace, maintain, repair and operate a Separate Utility Line pursuant to the terms and provisions set forth in Section 2.2 above in order to provide such sign structure and identification panels with power. If Target elects to construct a sign structure,
            (i) Target shall do so in accordance with the design criteria then applicable, (ii) upon Developer's payment to Target within one (1) year of the construction of the sign structure by Target, of Developer's share (based on panel area allocated to each in the design criteria) of the costs incurred by Target to obtain permits for, construction of, and bring power to the sign structure, Developer shall retain the right to grant easements for identification panel areas as set forth in the immediately preceding paragraph, and (iii) upon Kohl's payment to Target, within one (1) year of the construction of the sign structure by Target, of Kohl's share (based on panel area allocated to each in the design criteria) of the costs incurred by Target to obtain permits for, construction of, and bring power to the sign structure, Kohl's shall retain the right to use the easements herein granted for identification panel areas as set forth in the immediately preceding paragraph. If Kohl's elects to construct a sign structure, (x) Kohl's shall do so in accordance with the design criteria then applicable, (y) upon Developer's payment to Kohl's, within one (1) year of the construction of the sign structure by Kohl's, of Developer's share (based on panel area allocated to each in the design criteria) of the costs incurred by Kohl's to obtain permits for, construction of, and bring power to the sign structure, Developer shall retain the right to grant easements for identification panel areas as set forth in the immediately preceding paragraph, and (z) upon Target's payment to Kohl's, within one (1) year of the construction of the sign structure by Kohl's, of Target's share (based on panel area allocated to each in the design criteria) of the costs incurred by Kohl's to obtain permits for, construction of, and bring power to the sign structure, Target shall retain the right to use the easements herein granted for identification panel areas as set forth in the immediately preceding paragraph. The foregoing easement grant to Target and Kohl's, together with all rights and privileges specified, shall be for the benefit of the Target Parcel and the Kohl's Parcel, respectively, and shall be binding on, enforceable against and burden the Developer Parcel. Target and Kohl's shall have the right to release each easement, and upon such release the releasing Party shall remove its identification panel(s) and thereafter have no further rights, duties or responsibilities with respect to that sign structure.

            (C) Pylon Sign B. The Parties intend to erect a sign structure identified as Pylon Sign B within that portion of the Kohl's Parcel identified on the Site Plan as "Pylon Sign B Area" upon which certain identification panel(s) may be installed, replaced, maintained and operated. Initially, the design of Pylon Sign B and the allocation of space for the various panel areas thereon is shown on Exhibit C-1 attached hereto; provided, however, that another sign structure design may be approved either during the term of this OEA by the Approving Parties and the Persons entitled to place identification panels thereon, or following the expiration of this OEA, by the Persons that are entitled to place identification panels on Pylon Sign B. Each Person attaching an identification panel to Pylon Sign B shall cause such identification panel (including any backlit lighting) to be maintained at its sole cost and expense pursuant to Governmental Requirements, in a safe condition and good state of repair.

            The maintenance and/or replacement of Pylon Sign B shall be performed by a Person designated by the majority of the Persons entitled to place identification panels thereon and such costs shall be allocated to each Person entitled to place identification panels on Pylon Sign B based on panel area allocated to each, even if such identification panel area is not used; the Parties initially designate Operator to perform such maintenance. If the Pylon Sign B Area is no longer available for freestanding sign purposes because of a condemnation or any Governmental Requirements, the owner of the Kohl's Parcel shall designate a replacement sign area with comparable visibility as close to the original location as is reasonably possible. The Person designated by the majority of the Persons entitled to place identification panels on Pylon Sign B shall be entitled to receive any condemnation or other award paid relating to the displaced sign structure, including any relocation benefits, and such Person shall cause a new sign structure to be constructed in the replacement sign structure area in accordance with the design criteria then applicable. If the award received for Pylon Sign B is less than the cost to replace it, then the Persons entitled to place identification panels thereon shall pay the deficiency based on the panel area allocated to each, even if such identification panel area is not used. The award (whether paid separately or as part of a lump sum) attributable to each identification panel taken shall belong to the owner thereof.

            Developer shall have the right to grant easements for the identification panel area specified on Exhibit C-1 for Pylon Sign B. Each such grant shall (a) automatically incorporate therein the provisions set forth above in the preceding two (2) paragraphs, (b) recognize any prior panel easement grant, particularly the grants to Target and Kohl's specified below, and
            (c) specify which identification panel area on Pylon Sign B is the subject of the panel easement grant. Developer shall deliver a copy of the recorded easement to Target, Kohl's and each other Person holding a prior identification panel easement right with respect to Pylon Sign B. All panel areas on Pylon Sign B not granted by Developer to others by easement are specifically reserved to Developer, subject to the restrictions set forth in Section 5.3.

            Developer hereby grants and conveys to Target, Kohl's and their respective successors and assigns as the owners of the Target Parcel and the Kohl's Parcel, respectively, a perpetual easement for the right and privilege to place or affix identification panel(s) of the size and in the area (both sides of structure) shown on Exhibit C-1 to Pylon Sign B.

            Kohl's hereby grants and conveys to Target, Developer and their respective successors and assigns as the owners of the Target Parcel and the Developer Parcel, respectively, a perpetual easement for the right and privilege of reasonable access over, across and upon the Kohl's Parcel to permit such identification panel(s) to be installed, replaced, maintained and operated on Pylon Sign B. Kohl's hereby grants and conveys to Developer, its successors and assigns as the owner of the Developer Parcel, a perpetual easement for the right and privilege of reasonable access over, across and upon the Kohl's Parcel to permit the construction, installation, replacement, maintenance and operation of Pylon Sign B.

            In the event that Pylon Sign B is not erected and maintained by Developer during the term of this OEA, or at any time thereafter, then the aforesaid easement grant to Target and Kohl's shall also include the right for Target and Kohl's to construct, reconstruct, replace, maintain and operate Pylon Sign B within the Pylon Sign B Area, together with reasonable access over, under, upon, through and across the Kohl's Parcel to install, replace, maintain, repair and operate a Separate Utility Line pursuant to the terms and provisions set forth in Section 2.2 above in order to provide Pylon Sign B and its identification panels with power. If Target elects to construct Pylon Sign B, (i) Target shall do so in accordance with the design criteria then applicable, (ii) upon Developer's payment to Target within one (1) year of the construction of Pylon Sign B by Target of Developer's share (based on panel area allocated to each in the design criteria) of the costs incurred by Target to obtain permits for, construction of, and bring power to Pylon Sign B, Developer shall retain the right to grant easements for identification panel areas as set forth in this Section 2.4(C), and (iii) upon Kohl's payment to Target within one (1) year of the construction of Pylon Sign B by Target of Kohl's share (based on panel area allocated to Kohl's in the design criteria) of the costs incurred by Target to obtain permits for, construction of, and bring power to Pylon Sign B, Kohl's shall retain the right to use the easements for identification panel areas as set forth in this Section 2.4(C). If Kohl's elects to construct Pylon Sign B, (x) Kohl's shall do so in accordance with the design criteria then applicable, (y) upon Developer's payment to Kohl's within one (1) year of the construction of Pylon Sign B by Kohl's of Developer's share (based on panel area allocated to Developer in the design criteria) of the costs incurred by Kohl's to obtain permits for, construction of, and bring power to Pylon Sign B, Developer shall retain the right to grant easements for identification panel areas as set forth in this Section 2.4(C), and
            (z) upon Target's payment to Kohl's within one (1) year of the construction of Pylon Sign B by Kohl's of Target's share (based on panel area allocated to Target in the design criteria) of the costs incurred by Kohl's to obtain permits for, construction of, and bring power to Pylon Sign B, Target shall retain the right to use the easements for identification panel areas as set forth in this
            Section 2.4(c).

            The foregoing easement grants to Target, Kohl's and Developer, together with all rights and privileges specified, shall be for the benefit of the Target Parcel, the Kohl's Parcel and the Developer Parcel, respectively, and shall be binding on, enforceable against and burden the Tract of the granting Party. Target and Kohl's shall have the right to release each easement, and upon such release the releasing Party shall remove its identification panel(s) and thereafter have no further rights, duties or responsibilities with respect to Pylon Sign B.

            (D) In the event a Party fails to perform its obligations under
            Section 2.4, any affected Party shall have a right to claim a default pursuant to Section 6.1, and avail itself of all the provisions therein contained, including the right to lien a Defaulting Party's Tract, and receive interest on all sums expended to cure such default. This provision shall survive the termination of this OEA."

      7. STAGING AREA. The following language is hereby added at the end of the fourth sentence of Section 3.1(D) of the OEA:

      "and if a business is operating on the Kohl's Parcel then no other Party's staging and/or storage area shall be located within one hundred (100) feet of the Kohl's Parcel, unless such area is located within a Building Area."

      8. REDEVELOPMENT OF SHOPPING CENTER. Section 3.1(F) of the OEA is hereby deleted and the following language is hereby substituted therefor:

      "The Parties acknowledge that the Shopping Center is to be redeveloped from its currently existing condition as shown on sheet 1 of the Exhibit Y attached hereto, and such activity is intended to occur in three (3) stages as shown on sheets 2, 3 and 4 of Exhibit Y, it being understood and agreed that the contemplated redevelopment of the Shopping Center is shown on the Site Plan. Developer shall be performing the removal of the existing improvements shown on sheets 2, 3 and 4, and shall have the right, but not the obligation, to construct the Buildings and associated Common Area contemplated on sheet 3. Target shall have the right, but not the obligation, to construct the Buildings and associated Common Area shown on sheet 2. Kohl's shall have the right, but not the obligation, to construct the Buildings and associated Common Area shown on sheet 4. During the work contemplated by sheet 3 of Exhibit Y, Developer shall cause a barrier of material and height approved by Target and Kohl's to be constructed around the Building Areas being improved. Such barrier shall be kept in place, in good condition and repair, until the exterior of the Building being so constructed is completed."

      9.    PARKING RATIO.

            The first paragraph of Section 3.2(E) is hereby deleted and the following language is hereby substituted therefor:

            "The parking area on the Target Parcel, the Kohl's Parcel and on each separate Tract comprising the Developer Parcel shall contain sufficient ground level parking spaces, without reliance on parking spaces that may be available on another Tract, in order to comply with the greater of Governmental Requirements or the following minimum requirements:

            (i) Five (5.0) parking spaces for each one thousand (1,000) square feet (plus prorata parking spaces for any excess portion thereof) of Floor Area; provided, however, the minimum requirement for the Kohl's Parcel shall be four and one-half (4.5) parking spaces for each one thousand (1,000) square feet (plus prorata parking spaces for any excess portion thereof) of Floor Area.

            (ii) If a business use contains a drive-up unit (such as a remote banking teller or food ordering/dispensing facility), then there shall also be created space for stacking not less than five (5) automobiles for each drive-up unit."

      10.   BUILDING IMPROVEMENTS.

            (a) The first sentence of the second paragraph of Section 3.3(A) of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "If the number of "square feet" of building space within the Shopping Center is restricted by Governmental Requirements, the Parties hereby allocate the permitted square footage as follows: (i) to the Target Parcel, the number of square feet necessary to accommodate 123,680 square feet of Floor Area, plus any Outside Sales Area; (ii) to the Kohl's Parcel, the number of square feet necessary to accommodate 88,248 square feet of Floor Area, plus an expansion area of up to 20,000 square feet of Floor Area and any Outside Sales Area; and (iii) to the Developer Parcel, the balance of such permitted square footage."

            (b) The following language is hereby added at the end of fourth sentence of Section 3.3(B) of the OEA:

            "and the Approving Parties waive the requirement for the submission of Plans (but not the requirement to comply with the Theme) for the initial Building to be constructed on the Kohl's Parcel and any permitted expansion thereof if such Building and any permitted expansion reflects a prototype "Kohl's" retail store"

            (c) The last paragraph of Section 3.3(C) of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "Along the common boundary line between the Developer Tract and the Target Tract, the separation of Building walls shall be no less than two
      (2) inches, and along the common boundary line between the Developer Tract and the Kohl's Tract, the separation of Building walls shall be no less than two (2) inches. Target agrees to use reasonable efforts to locate its Building wall at least one (1) inch from the common boundary line, but in no event more than two (2) inches therefrom. Kohl's agrees to use reasonable efforts to locate its Building wall at least one (1) inch from the common boundary line, but in no event more than two (2) inches therefrom. Developer agrees to use reasonable efforts to locate its Building wall at least one (1) inch from the common boundary line, but in no event more than two (2) inches therefrom."

            (d) The first sentence of Section 3.3(D) of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "The Parties acknowledge that Target initially proposes to construct on the Target Parcel a Building which is classified as an "unlimited area" building under certain building codes and that Kohl's initially proposes to construct on the Kohl's Parcel a Building which is classified as an "unlimited area" building under certain building codes (by way of explanation, but not limitation, an "unlimited area" building is designated II-N or V-N under the Uniform Building Code)."

            (e)   The following language is hereby added after clause (iii) of
      Section 3.3(E) of the OEA:

                  "(iv) On the Kohl's Parcel                 - 40 feet"

      11.   COMMON AREA MAINTENANCE.

            (a) In Section 4.3(B) of the OEA, (i) the phrase "Participating Party" is hereby deleted in each instance and the phrase "Approving Party" is hereby substituted therefor, (ii) the phrase "Participating Party's" is hereby deleted in each instance and the phrase "Approving Party's" is hereby substituted therefor, and (iii) the phrase "Participating Parties" is hereby deleted in each instance (other than in the third to the last line of the second paragraph of Section 4.3(B) where the phrase shall not be deleted) and the phrase "Approving Parties" is hereby substituted therefor.

            (b) The second "Section 4.3(A)" of the OEA is hereby renumbered as "Section 4.3(C)". The first sentence of Section 4.3(C) of the OEA is hereby deleted and the following language is hereby substituted therefor:

                  "Common Area Maintenance Costs and the Administration Fee
            shall be allocated based on Tract size, as follows:

                  To the Developer Parcel (36.50 acres)                   62.78%

                  To the Target Parcel (12.48 acres)                      21.46%

                  To the Kohl's Parcel (9.161 acres)                      15.76%

            (c) The following language is hereby added to Article IV of the OEA as Section 4.3(F):

                  "(F)  Kohl's shall have the right, upon giving not less than sixty (60) days written notice to Operator, to take-over and assume the maintenance of the Common Area upon the Kohl's Parcel. Following the effective date of such take-over and assumption, Kohl's shall maintain the Common Area on its Parcel, and shall pay all costs and expenses incurred in connection therewith; provided, however, Operator shall continue to (i) maintain the Common Utility Lines of the Shopping Center, regardless of location, (ii) maintain the Common Area supervisory program, if any, and (iii) maintain any sign structure upon which a Kohl's panel is attached. Upon such take-over and assumption, Kohl's shall be released from the obligation to contribute towards Common Area Maintenance Costs for the balance of the Common Area, except with respect to those functions identified above for which continued participation is mandatory or elected. Kohl's share of such costs shall be paid in accordance with the allocation set forth in Section 4.3(C), Section 2.4(B) or Section 2.2(C), as the case may be; provided, however, if such costs exceed Two Thousand and No/100 Dollars ($2,000.00) in any calendar year, then Developer shall be responsible for the payment of Developer's allocated share and Kohl's allocated share of such costs which are in excess of Two Thousand and No/100 Dollars ($2,000.00). Operator shall continue to maintain the balance of the Common Area in accordance with the standards set forth herein.

                  Kohl's shall have the right to cause Operator to resume the operation and maintenance of the Common Area on the Kohl's Parcel upon the satisfaction of the following conditions:

                        (i) Kohl's shall give Operator at least sixty (60) days prior notice of Kohl's intention to have Operator resume the operation and maintenance of the Common Area on the Kohl's Parcel; provided, however, such date for resumption shall always be the first day of a calendar quarter; and

                        (ii) Prior to the date established for Operator to resume the maintenance and operation thereof, Kohl's shall, at its sole cost and expense, cause the Common Area on its Parcel to be at least equal to the same condition of maintenance then existing on the other portions of the Common Area then being maintained by Operator.

                  Provided the above conditions are satisfied, concurrently with the designated date, Operator shall resume full operation and maintenance of the Common Area located on the Kohl's Parcel and Kohl's shall be responsible for its share of Common Area Maintenance Costs as set forth in Section 4.3(C)."

      12.   USE.

            (a) In clause (x) of Section 5.1(B) of the OEA, the phrase "movie theater or" is hereby added before the phase "live performance theater".

            (b) Clause (xvi) of Section 5.1(B) of the OEA is hereby deleted and the phrase "Any health spa, fitness center or workout facility which contains more than three thousand five hundred (3,500) square feet of Floor Area" is hereby substituted therefor.

            (c) In clause (ii) of Section 5.1(D) of the OEA, the phrase "or the Kohl's Parcel" is hereby inserted after the phrase "the Target Parcel".

            (d) In clause (i) of Section 5.1(E) of the OEA, the phrase "or within two hundred (200) feet of the Building Area located on the Kohl's Parcel" is hereby inserted after the phrase "the Target Parcel".

            (e) Clause (ii) of Section 5.1(E) of the OEA is hereby deleted in its entirety and the following language is hereby substituted therefor:

            "No health spa, fitness center or workout facility shall be located thereon within four hundred (400) feet of the Target Parcel or within three hundred (300) feet of the Building Area located on the Kohl's Parcel."

            (f) The first sentence of Section 5.1(F) of the OEA is hereby deleted and the following language is hereby substituted therefor:

                  "The names "Target", "Greatland", "SuperTarget" or any
            variation using the name Target" shall not be used to identify the Shopping Center or any business or trade conducted on the Developer Parcel or the Kohl's Parcel. The names "Kohl's" or any variation using the name "Kohl's" shall not be used to identify the Shopping Center or any business or trade conducted on the Developer Parcel or the Target Parcel."

      13. OCCUPANT SIGNS. Section 5.3(A) of the OEA is hereby deleted and the following language is hereby substituted therefor:

            "(A) No freestanding sign shall be permitted within the Shopping Center unless constructed in one of the specific areas designated on the Site Plan, and only one (1) such sign structure may be located in each sign area. Each sign structure at the Shopping Center shall be utilized as follows:

      "Pylon Sign A"    The design criteria for the sign structure to be located
                        in the area designated "Pylon Sign A" on the Site Plan, and identification panel designations, are shown on Exhibit C-1. An identification panel may be attached to the top of this sign structure specifying the name of the Shopping Center. Target shall have the right to attach in the space indicated one (1) identification panel to this sign structure for each of up to two (2)
                        Occupants of the Target Parcel. Kohl's shall have the right to attach in the space indicated one (1) identification panel to this sign structure for each of up to two (2) Occupants of the Kohl's Parcel. Developer shall have the right to attach one (1) identification panel to this sign structure for each of up to eight (8)
                        Occupants of the Developer Parcel, it being understood and agreed that Occupant panel designations on Exhibit C-1 are illustrative only, and are not binding on Developer.

      "Pylon Sign B"    The design criteria for the sign structure to be located
                        in the area designated "Pylon Sign B" on the Site Plan, and identification panel designations, are shown on Exhibit C-1. An identification panel may be attached to the top of this sign structure specifying the name of the Shopping Center. Target shall have the right to attach one (1) identification panel to this sign structure for each of up to two (2) Occupants of the Target Parcel. Kohl's shall have the right to attach in the space indicated one (1) identification panel to this sign structure for each of up to two (2) Occupants of the Kohl's Parcel. Developer shall have the right to attach one (1) identification panel to this sign structure for each of up to seven (7) Occupants of the Developer Parcel, it being understood and agreed that Occupant panel designations on Exhibit C-1 are illustrative only, and are not binding on Developer.

      "Pylon Sign C"    The design criteria for the sign structure to be located
                        in the area designated "Pylon Sign C" on the Site Plan, and identification panel designations, are shown on Exhibit C-1. An identification panel may be attached to the top of this sign structure specifying the name of the Shopping Center. Target shall have the right to attach one (1) identification panel to this sign structure for each of up to two (2) Occupants of the Target Parcel. Kohl's shall have the right to attach in the space indicated one (1) identification panel to this sign structure for each of up to two (2) Occupants of the Kohl's Parcel. Developer shall have the right to attach one (1) identification panel to this sign structure for each of up to six (6) Occupants of the Developer Parcel, it being understood and agreed that Occupant panel designations on Exhibit C-1 are illustrative only, and are not binding on Developer.

      "Target Monument
      Sign" The design criteria for the sign structure to be located in the area designated "Target Monument Sign" on the Site Plan, and identification panel designation, are shown on Exhibit C-1. An identification panel may be attached to the top of this sign structure specifying the name of the Shopping Center. Target shall have the right to attach one (1) identification panel to this sign structure for one (1) Occupant of the Target Parcel.

      Developer agrees to cause Pylon Sign A, Pylon Sign B and Target Monument Sign to be constructed in the locations designated on the Site Plan prior to May 1, 2004, in accordance with the criteria set forth in Exhibit C-1. Developer shall cause the identification panel for the Shopping Center name to be attached to all signs, and Developer, Target and Kohl's shall cause their respective identification panels to be attached to the various sign structures when desired. Once constructed, (a) Pylon Sign A and Pylon Sign B shall be maintained as originally constructed pursuant to the provisions of Sections 2.4 (B) and
(C), as the case may be, and such costs (including cost of providing power) shall be allocated and paid as provided therein, and (b) the Target Monument Sign shall be maintained by Target.

      Developer agrees to cause Pylon Sign C to be constructed in the location designated on the Site Plan prior to August 15, 2005, in accordance with the criteria set forth in Exhibit C-1. Developer shall cause the identification panel for the Shopping Center name to be attached to Pylon Sign C, and Developer, Target and Kohl's shall cause their respective identification panels to be attached to Pylon Sign C when desired. Once constructed, Pylon Sign C shall be maintained as originally constructed pursuant to the provisions of
Section 2.4 (B), and such costs (including cost of providing power) shall be allocated and paid as provided therein.

      Each Party shall cause the identification panel (including any backlit lighting) of its Occupant attached to or forming a part of the sign structure to be maintained at its sole cost and expense pursuant to Governmental Requirements, in a safe condition and in a good state of repair. In the event a Party elects not to attach an identification panel to the sign structure when initially constructed, but later decides to have its Occupant's identification panel attached thereto, then the Party making such later decision shall pay all costs, regardless of nature or origin, necessary to permit the attachment of such identification panel to the sign structure; provided however, that none of the previously attached identification panels on such sign structure shall be required to be modified or relocated in order to permit the attachment of such additional identification panel.

      The Parties hereby approve the design of the sign structures shown on Exhibit C-1 and any identification panels indicated thereon. To the extent not shown on Exhibit C-1, the Approving Parties shall have the right to approve the design and size of all sign structures located within the Shopping Center, including the identification panels to be attached thereto; provided, however, that the identification panel for an Occupant of more than twenty-five thousand (25,000) square feet of Floor Area shall not be subject to the approval of the Approving Parties so long as such identification panel is the standard prototype panel for said Occupant, as the same exists from time to time. No "reader board" type sign shall be permitted within the Shopping Center.

      14.   INSURANCE.

            (a) The following language is hereby added to Section 5.4(A) of the OEA:

                        (iii) Commercial General Liability Insurance covering
                  the Common Area with a combined single limit of liability of Five Million Dollars ($5,000,000.00) in Constant Dollars for bodily injury, personal injury and property damage, arising out of any one occurrence; each Party shall be an "additional insured" under such policy. Such insurance shall specifically cover the agreement to defend, protect, indemnify and hold harmless imposed on Operator pursuant to the last paragraph in this Section 5.4(A). The Participating Parties agree that the insurance maintained by Operator shall be primary insurance and not contributory with the insurance maintained by each of the Participating Parties pursuant to Section 5.4 (B), or any other insurance maintained by any of the Participating Parties. If any Party is operating and maintaining the Common Area on its Tract, and such Party elects not to participate in Operator's liability insurance program regarding the Common Area, then Operator shall be released from its obligation to carry such insurance on such Party's Tract.

            (b) The following language is hereby added between the second and third sentences of the first paragraph of Section 5.4(E):

                  "A Party shall be permitted to have an Affiliate (as defined below) provide the insurance required hereunder if such Affiliate (i) agrees in writing that its program is applicable to such Party and (ii) guarantees performance of such Party's insurance obligations under this OEA; provided, however, such Affiliate may undertake the self-insurance obligation only if it satisfies the financial criteria requirement set forth above. For the purposes of this paragraph, an "Affiliate" shall mean an entity owning at least fifty percent (50%) interest in the applicable Party."

      15. DEFAULT. Clause (i) of Section 6.1 (A) of the OEA is hereby deleted and the following language is hereby substituted therefor:

      The failure to make any payment required to be made hereunder within ten
      (10) days after written notice from Operator or another Party.

      16.   NOTICES. The initial address of Kohl's shall be:

                        Kohl's Indiana, L.P.
                        c/o Kohl's Department Stores, Inc.
                        N56 W17000 Ridgewood Drive
                        Menomonee Falls, Wl 53051
                        Attention: Law Department

      17. DEVELOPER PARCEL. The legal description of the Developer Parcel attached to the OEA as Exhibit B is hereby deleted and replaced with the revised legal description of the Developer Parcel attached hereto as Exhibit B-1. All references in the OEA to the "Developer Parcel" or "Exhibit B" shall hereafter refer to the Developer Parcel as legally described on Exhibit B-1 attached hereto.

      18. MODIFICATION OF DESIGN OF SIGNS. The design of signs attached to the OEA as Exhibit C is hereby deleted and replaced with the revised design of signs attached hereto as Exhibit C-1. All references in the OEA to "Exhibit C" shall hereafter refer to Exhibit C-1 attached hereto.

      19. MODIFICATION OF ARCHITECTURAL THEME. The architectural theme attached to the OEA as Exhibit D is hereby deleted and replaced with the revised architectural theme attached hereto as Exhibit D-1. All references in the OEA to "Exhibit D" shall hereafter refer to Exhibit D-1 attached hereto.

      20.   MODIFICATION OF SITE PLAN. The Site Plan attached to the OEA as
Exhibit X is hereby deleted and replaced with the revised Site Plan attached hereto as Exhibit X-1. All references in the OEA to the "Site Plan" or "Exhibit X" shall hereafter refer to the Site Plan attached hereto as Exhibit X-1.

      21. MODIFICATION OF PHASED REDEVELOPMENT. Sheet 3 and Sheet 4 of Exhibit Y are hereby deleted and replaced with the revised Sheet 3 and Sheet 4 of Exhibit Y-1 attached hereto. All references in the OEA to "Exhibit Y" shall hereafter refer to the Exhibit Y-1 as revised and attached hereto.

      22. CONFIRMATION OF AGREEMENT. Except as set forth herein, all other terms and conditions of the OEA shall remain unmodified and in full force and effect. The OEA as amended herein is hereby confirmed and ratified by each of the Parties hereto.

      23. APPROVALS; BINDING EFFECT. Each of the parties represents and warrants that it has the full capacity, right, power and authority to execute, deliver and perform this First Amendment, and all required actions, consents and approvals therefor have been duly taken and obtained. Furthermore, each of the parties represents and warrants that upon full execution of this First Amendment, the OEA as amended by this First Amendment shall be binding on all parties with any interest in their respective Tracts as defined in the OEA, including the holder of any mortgagee's interest. This First Amendment shall be binding on the parties hereto and their respective heirs, successors and assigns.

      24. COUNTERPARTS. This First Amendment may be signed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument. In addition, signature and acknowledgment pages from any counterpart may be removed and attached to any other counterpart so that any counterpart with all such signature and acknowledgment pages attached shall be deemed to be a complete and fully-executed original.

                  [Remainder of page intentionally left blank.]

                             TARGET'S SIGNATURE PAGE
                                       FOR
                               FIRST AMENDMENT TO
                        OPERATION AND EASEMENT AGREEMENT
                                     BETWEEN
                               TARGET CORPORATION,
                               KOHL'S INDIANA, LP.
                                       AND
                           KSK - SCOTTSDALE MALL, L.P.

      IN WITNESS WHEREOF, Target, Developer and Kohl's have executed this First Amendment as of the date first above written.

"TARGET"

TARGET CORPORATION,
a Minnesota corporation

By: ______________________________
 Name: ___________________________
 Title: __________________________

STATE OF MINNESOTA   )
                     ) SS.
COUNTY OF HENNEPIN   )

      On this______day of______________________________, 2004, before me, a
Notary Public within and for said County, personally appeared_____________________________________________________________, to me
personally known, being first by me duly sworn, did say that he is the __________________________________of Target Corporation, a Minnesota
corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and___________________________________________acknowledged said instrument to be the free act and deed of said corporation.

                                               _________________________________
                                                    Notary Public

My Commission Expires:_______________________________

My County of Residence:______________________________

                              KOHL'S SIGNATURE PAGE
                                       FOR
                               FIRST AMENDMENT TO
                        OPERATION AND EASEMENT AGREEMENT
                                     BETWEEN
                               TARGET CORPORATION,
                              KOHL'S INDIANA, L.P.
                                       AND
                           KSK - SCOTTSDALE MALL, L.P.

      IN WITNESS WHEREOF, Target, Developer and Kohl's have executed this First Amendment as of the date first above written.

"KOHL'S"

KOHL'S INDIANA, L.P,
a Delaware limited partnership

By:   Kohl's Department Stores, Inc., a
      Delaware corporation, its general partner

      By: ______________________________
        Name: __________________________
        Title: _________________________

      Attest: __________________________
        Name: __________________________
        Title:__________________________

STATE OF WISCONSIN      )
                        ) SS.
COUNTY OF WAUKESHA      }

      On this________day of____________________________, 2004, before me, a
Notary Public within and for said County, personally appeared __________________________ and __________________________________, to me
personally known, being first by me duly sworn, did say that they are the ___________________________________ and ____________________________________,
respectively of Kohl's Department Stores, Inc., a Delaware corporation, the general partner of Kohl's Indiana, L.P., a Delaware limited partnership, and that said instrument was signed on behalf of said corporation and limited partnership by authority of said corporation's Board of Directors and said officers acknowledged said instrument to be the free act and deed of said corporation and limited partnership.

                                                 _______________________________
                                                     Notary Public

My Commission Expires:_______________________________

My County of Residence:______________________________

                           DEVELOPER'S SIGNATURE PAGE
                                       FOR
                               FIRST AMENDMENT TO
                        OPERATION AND EASEMENT AGREEMENT
                                     BETWEEN
                               TARGET CORPORATION,
                              KOHL'S INDIANA, L.P.
                                       AND
                           KSK - SCOTTSDALE MALL, L.P.

      IN WITNESS WHEREOF, Target, Developer and Kohl's have executed this First Amendment as of the date first above written.

"DEVELOPER"

KSK - SCOTTSDALE MALL, L.P., A
Delaware limited partnership

By:   Jubilee-Scottsdale LLC, an Ohio limited
      liability company, its general partner

      By:   Jubilee Limited Partnership, an
            Ohio limited partnership, its sole member

            By:   Schottenstein Professional Asset
                  Management Corporation, a Delaware
                  corporation, its general partner

                  By: _________________________________
                   Name: ______________________________
                   Title: _____________________________

STATE OF OHIO           )
                        ) SS.
COUNTY OF FRANKLIN      )

      On this________day of____________________________, 2004, before me, a
Notary Public within and for said County, personally appeared _____________________________________________________, to me personally known, being first by me duly sworn, did say that he is the _________________________________of Schottenstein Professional Asset Management Corporation, a Delaware corporation, the general partner of Jubilee Limited Partnership, an Ohio limited partnership, the sole member of Jubilee-Scottsdale LLC, an Ohio limited liability company, the general partner of KSK - Scottsdale Mall, L.P., a Delaware limited partnership, and that said instrument was signed on behalf of said entities by authority of said corporation's Board of Directors and said officers acknowledged said instrument to be the free act and deed of same.

                                                 _______________________________
                                                    Notary Public

My Commission Expires:_______________________________

My County of Residence:______________________________

THIS INSTRUMENT WAS DRAFTED BY:

Alan J. Salle
Kohl's Department Stores, Inc.
N56 W17000 Ridgewood Drive
Menomonee Falls, Wl 53051

                                   EXHIBIT B-1

                    LEGAL DESCRIPTION OF THE DEVELOPER PARCEL

                                      B-1-1

                                   EXHIBIT C-1

                                 DESIGN OF SIGNS

                                      C-1-1

                                                                 EXHIBIT C-1
                                                            TARGET MONUMENT SIGN

                                [COPY ILLEGIBLE]

                                                                   EXHIBIT C-1
                                                                  FREEWAY PYLON
                                                                  PYLON SIGN "C"

                                [COPY ILLEGIBLE]

                                                                  EXHIBIT C-1
                                                               IRELAND ROAD SIGN
                                                                  PYLON SIGN "A"

                                [COPY ILLEGIBLE]

                                                                   EXHIBIT C-1
                                                                MIAMI ROAD PYLON
                                                                  PYLON SIGN "B"

                                [COPY ILLEGIBLE]

                                   EXHIBIT D-1

                               ARCHITECTURAL THEME

                                      D-1-1

[LOGO]                                                          [LOGO]

                                                                     EXHIBIT D-1

                                  [SITE PLAN]

                                 ERSKINE VILLAGE
                              FORMER SCOTTSDALE MALL
                               SOUTH BEND, INDIANA

                                    EXHIBIT F

                     LEGAL DESCRIPTION OF THE KOHL'S PARCEL

A PART OF THE SOUTHWEST QUARTER OF SECTION 30, TOWNSHIP 37 NORTH, RANGE 3 EAST, CENTRE TOWNSHIP, CITY OF SOUTH BEND, ST. JOSEPH COUNTY, INDIANA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 30; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER, A DISTANCE OF 866.45 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 55.36 FEET TO THE EAST RIGHT-OF-WAY LINE OF MIAMI ROAD AND THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 57 MINUTES 46 SECONDS EAST, A DISTANCE OF 152.28 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 45 SECONDS EAST, A DISTANCE OF 57.22 FEET; THENCE NORTH 88 DEGREES 29 MINUTES 05 SECONDS EAST, A DISTANCE OF 128.37 FEET; THENCE NORTH 89 DEGREES 25 MINUTES 50 SECONDS EAST, A DISTANCE OF 90.86 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 82.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 394.00 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 42.03 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, A DISTANCE OF 348.37 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF ST. JOSEPH VALLEY PARKWAY (US 20 BY-PASS) AND THE POINT OF CURVATURE OF A NON-TANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1799.86 FEET, A CENTRAL ANGLE OF 01 DEGREES 54 MINUTES 55 SECONDS, AND A CHORD OF 60.16 FEET, BEARING SOUTH 75 DEGREES 38 MINUTES 00 SECONDS WEST ; THENCE ALONG SAID RIGHT OF WAY LINE FOR THE NEXT FIVE CALLS: 1) ALONG SAID CURVE A DISTANCE OF 60.17 FEET;
2) NORTH 13 DEGREES 26 MINUTES 21 SECONDS WEST, A DISTANCE OF 40.00 FEET TO THE POINT OF CURVATURE OF A NON-TANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1759.86 FEET, A CENTRAL ANGLE OF 10 DEGREES 41 MINUTES 24 SECONDS, AND A CHORD OF 327.87 FEET, BEARING SOUTH 81 DEGREES 52 MINUTES 49 SECONDS WEST 3) ALONG SAID CURVE A DISTANCE OF 328.35 FEET; 4) SOUTH 02 DEGREES 48 MINUTES 17 SECONDS EAST, A DISTANCE OF 40.08 FEET 5) SOUTH 81 DEGREES 57 MINUTES 28 SECONDS WEST, A DISTANCE OF 59.36 FEET TO THE SOUTH LINE OF AN EASEMENT FOR AMERICAN ELECTRIC POWER; THENCE ALONG SAID SOUTH LINE NORTH 44 DEGREES 25 MINUTES 32 SECONDS WEST, A DISTANCE OF 145.74 FEET TO THE EAST RIGHT-OF-WAY LINE OF MIAMI ROAD; THENCE NORTH 00 DEGREES 06 MINUTES 28 SECONDS EAST ALONG SAID EAST RIGHT OF WAY LINE, A DISTANCE OF 79.58 FEET; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE NORTH 00 DEGREES 07 MINUTES 40 SECONDS EAST, A DISTANCE OF 112.14 FEET; THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE NORTH 00 DEGREES 14 MINUTES 10 SECONDS WEST, A DISTANCE OF 512.83 FEET TO THE POINT OF BEGINNING; SAID DESCRIBED TRACT CONTAINING 9.161 ACRES, MORE OR LESS.

SUBJECT TO ALL EASEMENTS, COVENANENTS, RESTRICTIONS, AND RIGHT OF WAY OF RECORD.

THE ABOVE DESCRIPTION WAS PREPARED BY AARON BLANK, PROFESSIONAL LAND SURVEYOR, LICENSE NUMBER 20200020, STATE OF INDIANA; PREPARED FOR KSK SCOTTSDALE, LLP.

                                   EXHIBIT X-1

                                    SITE PLAN

                                 (Copy Attached)

                                      X-1-1

                                  [SITE PLAN]

                                   EXHIBIT Y-1

                      EXISTING CENTER - PHASED DEVELOPMENT

                                 (Copy Attached)

                                      Y-1-1

                                  [SITE PLAN]

                                  [SITE PLAN]